AGREEMENT AND PLAN OF REORGANIZATION


                                  by and among

                                 EUROMED, INC.,

                           REDSTONE ACQUISITION CORP.

                                       and

                            REDSTONE SECURITIES, INC.
















                             September ______, 1998

                                TABLE OF CONTENTS
                                   (Continued)




                                TABLE OF CONTENTS

ARTICLE 1                                                                                                      Page
     THE MERGER...................................................................................................1
1.1  The Merger    ...............................................................................................1
1.2  Closing       ...............................................................................................1
1.3  Effective Time of the Merger.................................................................................1

ARTICLE 2
     THE SURVIVING CORPORATION....................................................................................2
2.1  Articles of Incorporation....................................................................................2
2.2  Bylaws        ...............................................................................................2
2.3  Directors and Officers of the Surviving Corporation..........................................................2

ARTICLE 3
     CONVERSION OF SHARES.........................................................................................2
3.1  Conversion of Shares.........................................................................................2
3.2  Exchange of Stock Certificates; Payment of Cash Consideration................................................3
3.3  No Further Rights in Company Common Stock....................................................................5

ARTICLE 4
     REPRESENTATIONS AND WARRANTIES OF
     THE ACQUIROR AND THE MERGER SUB..............................................................................5
4.1  Organization  ...............................................................................................5
4.2  Capitalization and Ownership of the Acquiror.................................................................5
4.3  Certain Corporate Matters....................................................................................6
4.4  Subsidiaries. ...............................................................................................6
4.5  Authority Relative to this Agreement.........................................................................6
4.6  Consents and Approvals; No Violations........................................................................6
4.7  Reports and Financial Statements.............................................................................7
4.8  Events Subsequent to Financial Statements....................................................................8
4.9  Tax Returns and Audits.......................................................................................9
4.10               Property.......................................................................................9
4.11               Tangible Property.............................................................................10
4.12               Inventory.....................................................................................10
4.13               Licenses and Permits..........................................................................10
4.14               Assets Necessary to the Business..............................................................10
4.15               Books and Records.............................................................................10
4.16               Product Liability.............................................................................10
4.17               Questionable Payments.........................................................................10
4.18               Environmental Matters.........................................................................10
4.19               Equipment.....................................................................................11
4.20               Intellectual Property.........................................................................11
4.21               Insurance.....................................................................................11
4.22               Contracts.....................................................................................11
4.23               Litigation....................................................................................12

                                       ii



                                TABLE OF CONTENTS
                                   (Continued)

                                                                                                               Page


4.24               Employees.....................................................................................12
4.25               Employee Benefit Plans........................................................................12
4.26               Legal Compliance..............................................................................13
4.27               Broker's Fees.................................................................................13

ARTICLE 5
     REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............................................................14
5.1  Organization  ..............................................................................................14
5.2  Capitalization and Ownership of the Company.................................................................14
5.3  Certain Corporate Matters...................................................................................14
5.4  Subsidiaries. ..............................................................................................15
5.5  Authority Relative to this Agreement........................................................................15
5.6  Consents and Approvals; No Violations.......................................................................15
5.7  Financial Statements; Liabilities...........................................................................16
5.8  Events Subsequent to Financial Statements...................................................................16
5.9  Tax Returns and Audits......................................................................................17
5.10               Property......................................................................................18
5.11               Tangible Property.............................................................................19
5.12               Licenses and Permits..........................................................................19
5.13               Assets Necessary to the Business..............................................................19
5.14               Books and Records.............................................................................19
5.15               Questionable Payments.........................................................................19
5.16               Environmental Matters.........................................................................19
5.17               Equipment.....................................................................................20
5.18               Intellectual Property.........................................................................20
5.19               Insurance.....................................................................................20
5.20               Contracts.....................................................................................20
5.21               Litigation....................................................................................21
5.22               Employees.....................................................................................21
5.23               Employee Benefit Plans........................................................................21
5.24               Legal Compliance..............................................................................23
5.25               Broker's Fees.................................................................................23

ARTICLE 6
     PRE-CLOSING COVENANTS.......................................................................................23
6.1  Interim Operations of the Company...........................................................................23
6.2  Conduct of the Acquiror.....................................................................................24
6.3  Press Releases..............................................................................................25
6.4  Access to Information and Confidentiality...................................................................26

                                       iii



                                TABLE OF CONTENTS
                                   (Continued)

                                                                                                               Page


6.6  Merger Sub Stockholder Approval.............................................................................26
6.7  Reasonable Efforts; Consents, Approvals and Waivers.........................................................26

ARTICLE 7
     CLOSING CONDITIONS..........................................................................................27
7.1  Conditions to Obligations of Each Party Under This Agreement.  .............................................27
7.2  Conditions to the Acquiror's Obligations....................................................................27
7.3  Conditions to the Company's Obligations.....................................................................28

ARTICLE 8
     ADDITIONAL AGREEMENTS.......................................................................................28
8.1  Indemnification of the Company's Officers and Directors.  ..................................................28
8.2  Shareholders Fee............................................................................................28
8.3  Release from Guaranties.....................................................................................29
8.4  Equity Subordinated Loans...................................................................................29
8.5  Underwriter's Warrants......................................................................................29
8.6  Excluded Assets.............................................................................................29

ARTICLE 9
     TERMINATION.................................................................................................29
9.1  Termination by Mutual Consent...............................................................................29
9.2  Termination by Either the Acquiror or the Company...........................................................29
9.3  Termination by the Company..................................................................................29
9.4  Termination by the Acquiror.................................................................................30
9.5  Effect of Termination and Abandonment.......................................................................30

ARTICLE 10
     GENERAL PROVISIONS..........................................................................................30
10.1               Expenses......................................................................................30
10.2               Notices.......................................................................................30
10.3               Interpretation................................................................................31
10.4               Severability..................................................................................31
10.5               Miscellaneous.................................................................................31
10.6               GOVERNING LAW.................................................................................32
10.7               Counterparts..................................................................................32

                         TABLE OF EXHIBITS AND SCHEDULES


Exhibits

EXHIBIT A                  Form of Employment Agreement

Schedules

SCHEDULE 4.2               Warrants
SCHEDULE 4.6               Consents and Approvals
SCHEDULE 4.7               Reports and Financial Statements
SCHEDULE 4.8               Material Changes
SCHEDULE 4.9               Tax Returns and Audits
SCHEDULE 4.11              Liens
SCHEDULE 4.13              Licenses and Permits
SCHEDULE 4.15              Books and Records
SCHEDULE 4.16              Product Liability
SCHEDULE 4.20              Intellectual Property
SCHEDULE 4.22              Acquiror Material Contracts
SCHEDULE 4.23              Litigation
SCHEDULE 4.24              Employees
SCHEDULE 4.25              Employee Benefit Plans
SCHEDULE 4.27              Broker's Fees
SCHEDULE 5.2(a)                     Convertible Securities
SCHEDULE 5.2(b)                     List of Stockholders
SCHEDULE 5.3               Jurisdictions in which the Company Operates
SCHEDULE 5.6               Consents and Approvals
SCHEDULE 5.7               Undisclosed Liabilities
SCHEDULE 5.8               Material Changes
SCHEDULE 5.9               Tax Returns and Audits
SCHEDULE 5.10              Real Property
SCHEDULE 5.11              Liens
SCHEDULE 5.12              Licenses and Permits
SCHEDULE 5.17              Equipment
SCHEDULE 5.18              Intellectual Property
SCHEDULE 5.19              Insurance
SCHEDULE 5.20              Material Contracts
SCHEDULE 5.21              Litigation
SCHEDULE 5.22              Employees
SCHEDULE 5.23              Employee Benefit Plans

ANNEX I                             Allocation of Merger Consideration
ANNEX II                            Vesting Restrictions
ANNEX III                           Assets to be Excluded

                      AGREEMENT AND PLAN OF REORGANIZATION

         This AGREEMENT AND PLAN OF REORGANIZATION, dated as of September __, 1998 (this "Agreement"), is by and among EUROMED, INC., a Nevada corporation (the "Acquiror"), REDSTONE ACQUISITION CORP., a New Jersey corporation and a wholly-owned subsidiary of the Acquiror (the "Merger Sub"), and REDSTONE SECURITIES, INC., a New Jersey corporation (the "Company").

                                    RECITALS

         WHEREAS, the respective Boards of Directors of the Acquiror, the Merger Sub and the Company deem it advisable and in the best interests of their respective stockholders that the Acquiror acquire the Company through a merger (the "Merger") of the Merger Sub with and into the Company upon the terms and subject to the conditions of this Agreement;

         WHEREAS, the parties hereto intend the Merger to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the foregoing premises, the representations, warranties and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto agree as follows:

                                    ARTICLE 1
                                   THE MERGER

         1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3 hereof), the Merger Sub shall be merged with and into the Company and the separate corporate existence of the Merger Sub shall thereupon cease. The Company (sometimes hereinafter referred to as the "Surviving Corporation") shall be the surviving corporation in the Merger. The Merger shall have the effects set forth in the applicable provisions of the New Jersey Business Corporation Act (the "Act").

         1.2 Closing. The closing of the Merger (the "Closing") shall take place at 9:00 a.m., Central Standard time, at the offices of Maurice J. Bates, LLC., located at 8214 Westchester, Suite 500, Dallas, Texas 75225 on November 6, 1998, or as soon as reasonably practicable thereafter as the conditions set forth in
Article 7 hereof have been satisfied or waived (the date on which the Closing occurs being herein referred to as the "Closing Date").

         1.3 Effective Time of the Merger. If all of the conditions to the Merger set forth in Article 7 hereof shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article 9 hereof, the parties hereto shall cause Articles of Merger to be filed with the Secretary of State of the State of New Jersey on the Closing Date. The Merger shall be effective at the time of filing of the Articles of Merger with the Secretary of State of the State of New Jersey in accordance with the Act or at such later time which the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time").

                    AGREEMENT AND PLAN OF REORGANIZATION - 1

                                    ARTICLE 2
                            THE SURVIVING CORPORATION

         2.1 Articles of Incorporation. The Articles of Incorporation of the Company as in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation unless and until amended in accordance with its terms and as provided by law.

         2.2 Bylaws. The Bylaws of the Company as in effect at the Effective Time shall be the Bylaws of the Surviving Corporation unless and until amended in accordance with their terms, the terms of the Articles of Incorporation of the Surviving Corporation or as provided by law.

         2.3      Directors and Officers of the Surviving Corporation.

                  (a) The directors of the Company at the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

                  (b) The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

                                    ARTICLE 3
                              CONVERSION OF SHARES

         3.1      Conversion of Shares.

                  (a) At the Effective Time, by virtue of the Merger and without any further action on the part of the Acquiror, the Merger Sub, the Company, the Surviving Corporation, or any holder of any equity securities of any of them, the following events shall occur:

                           (1) each share of the common  stock,  par value $0.01
                  per share, of the Merger Sub issued and outstanding at the Effective Time shall continue to be issued and outstanding and shall represent the same number of shares of common stock of the Surviving Corporation;

                           (2) the Equity Subordinated Lender Shares (as defined
                  in Section 8.4) and each issued and outstanding share of common stock, par value $.01 per share, of the Company ("Company Common Stock"), that is held in treasury by the Company, held by any direct or indirect subsidiary of the Company or held by the Acquiror (collectively, the "Excluded Shares") shall be canceled, and no Merger Consideration (as hereinafter defined) shall be delivered in exchange therefor; and

                    AGREEMENT AND PLAN OF REORGANIZATION - 2

                           (3) each share of  Company  Common  Stock  issued and
                  outstanding at the Effective Time (after cancellation of the Excluded Shares) (the "Company Shares") shall be converted into the right to receive that portion of the Merger Consideration (as hereinafter defined) set forth beside the name of the holders of such Company Shares on Annex I hereto.

                  (b) The "Merger Consideration" shall consist in the aggregate of (and such term shall be defined to mean) 1,100,000 shares of fully paid and non-assessable shares of the common stock, par value $.01 per share, of the Acquiror (the "Acquiror Common Stock"). A portion of the Merger Consideration equal to 800,000 shares of Acquiror Common Stock (the "Restricted Shares") shall be issued subject to the vesting restrictions described on Annex II hereto.

         3.2      Exchange of Stock Certificates; Payment of Cash Consideration.

                  (a) Promptly after the Effective Time, the Surviving Corporation shall mail to each holder of record of Company Shares (i) a letter of transmittal specifying that delivery of the stock certificates (each, a "Certificate") representing Company Shares shall be effected, and risk of loss of and title thereto shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof) to the Surviving Corporation, such letter of transmittal to be in such form and have such other provisions as the Acquiror and the
         Company may reasonably agree, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Only upon delivery of a Certificate for cancellation to the Surviving Corporation together with a letter of transmittal, duly executed, shall the holder of such Certificate be entitled to receive in exchange therefor the Merger Consideration described in Section 3.1 hereof, plus any unpaid non-stock dividends and any other dividends or other distributions that such holder has the right to receive pursuant to the provisions of this Article 3. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer by any holder of Company Shares of ownership of such Company Shares that is not registered in the transfer records of the Company, a certificate representing the Merger Consideration payable to such holder, together with a check payable to the holder of such shares for any Fractional Payment (as hereinafter defined), and any other dividends or distributions in respect thereof, may be issued and/or paid to such a transferee if the Certificate(s) representing such Company Shares is presented to the Surviving Corporation, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. If any certificate for shares of Acquiror Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates of shares of Acquiror Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Acquiror or the Surviving Corporation that such tax has been paid or is not applicable. Notwithstanding the foregoing or any other provisions of Section 3.1 or this Section 3.2 to the contrary, no Merger Consideration shall be issued in respect of any Company Shares, the holders of which object

                    AGREEMENT AND PLAN OF REORGANIZATION - 3 to the Merger in writing and demand payment of the value of their shares pursuant to Article 5.12 of the TBCA, such holders to have only the rights provided by the TBCA.

                  (b) Notwithstanding anything herein to the contrary, no certificates or scrip evidencing fractional shares of Acquiror Common Stock shall be issued in connection with the Merger, and any such fractional share interests to which a holder of record of Company Shares would otherwise be entitled will not entitle such holder to vote or to any rights of a stockholder of the Acquiror. In lieu of any such fractional shares, each holder of record of Company Shares who but for the provisions of this Section 3.2(b) would be entitled to receive a fractional interest of a share of Acquiror Common Stock pursuant to the Merger shall be paid cash (such distribution being such holder's "Fractional Payment"), without any interest thereon, in an amount equal to the fraction of a share to which such holder is entitled, multiplied by the Average Market Price (as hereinafter defined). For purposes of this agreement, the "Average Market Price" shall mean the average of the daily closing sales price of the Acquiror Common Stock as reported on the "over the counter" market (or other market on which the Acquiror Common Stock is traded) over the twenty (20) consecutive trading days ending on the trading day immediately prior to the Closing Date.

                  (c) All shares of Acquiror Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time. The Acquiror shall not declare or pay any dividends or other distributions in respect of Acquiror Common Stock during the period beginning on the date hereof and ending on the Closing Date. Whenever a dividend or other distribution is declared by the Acquiror in respect of the Acquiror Common Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares issuable pursuant to this Agreement. No dividends or other distributions in respect of the Acquiror Common Stock shall be paid to any holder of any unsurrendered Company Share until such Company Share is surrendered for exchange in accordance with this Article 3. Subject to the effect of applicable laws, following surrender of any such Company Share, there shall be issued and/or paid to the holder of the certificates representing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, (A) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Acquiror Common Stock and not paid and (B) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Acquiror Common Stock with a record date after the Effective Time but with a payment date subsequent to surrender.

                  (d) After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock that were outstanding at the Effective Time.

                  (e) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Acquiror, the posting by such person of a bond in customary amount as indemnity against any claim that may be made against it with respect

     (f) In the event that the Acquiror effects a reclassification, stock split ( including a reverse split), a stock dividend or distribution, recapitalization subdivision, or other similar capital transaction, the Merger Consideration shall be equitably adjusted.

     3.3 No Further Rights in Company Common Stock. As of the Effective Time, all shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exists, and each other of a Certificate as of the Effective Time shall cease to have any rights with respect thereto, except the right to recieve the Merger Consideration, the Fractional Payments and distribution or dividends to which such holder is entitled pursuant to the terms of this Article 3 and applicable law.

                    AGREEMENT AND PLAN OF REORGANIZATION - 4 to such Certificate, the Acquiror will issue in exchange for such lost, stolen or destroyed Certificate the shares of Acquiror Common Stock and cash payable and any unpaid dividends or other distributions in respect of Acquiror Common Stock pursuant hereto upon due surrender of and deliverable in respect of the Company Shares represented by such Certificate pursuant to this Agreement.

                  (f) In the event that the Acquiror effects a reclassification, stock split (including a reverse split), stock dividend or distribution, recapitalization, subdivision, or other similar capital transaction, the Merger Consideration shall be equitably adjusted.

         3.3 No Further Rights in Company Common Stock. As of the Effective Time, all shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a Certificate as of the Effective Time shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, the Fractional Payments and the distribution or dividends to which such holder is entitled pursuant to the terms of this Article 3 and applicable law.

                                    ARTICLE 4
                        REPRESENTATIONS AND WARRANTIES OF
                         THE ACQUIROR AND THE MERGER SUB

         Each of the Acquiror and the Merger Sub hereby jointly and severally represents and warrants to the Company as follows:

         4.1 Organization. Each of the Acquiror and the Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has the requisite corporate power to carry on its business as now conducted.

         4.2 Capitalization and Ownership of the Acquiror. The entire authorized capital stock of the Acquiror consists of 20,000,000 shares of Acquiror Common Stock, and 5,000,000 shares of preferred stock, par value $.01 per share. As of November 1, 1998, 3,207,000 shares of Acquiror Common Stock were issued and outstanding (1,800,000 of which are held in escrow in The Netherlands and are being delivered to the Acquiror for cancellation). As of the date hereof, no shares of the Acquiror's preferred stock are issued and outstanding. As of September 1, 1998, (a) stock options to acquire no shares of Acquiror Common Stock (the "Acquiror Stock Options") were outstanding under all stock option plans of the Acquiror and 300,000 shares of Acquiror Common Stock were reserved for issuance pursuant to all stock option plans of the Acquiror, and (b) warrants to acquire 300,000 shares of Acquiror Common Stock were outstanding, which warrants are held by the persons listed on Schedule 4.2 hereto, together with a description of the terms of all such warrants. All issued and outstanding shares of Acquiror Common Stock are validly issued, fully paid and nonassessable and free of preemptive rights. Except as described above, the Acquiror has not reserved any shares of its capital stock for issuance, nor are there any outstanding stock option rights, phantom equity or similar rights, contracts, arrangements or commitments based upon the book value, income or other attributes of the Acquiror. There are no voting trusts or any other agreements or understandings with respect to the voting of the Acquiror's capital stock. There are

                    AGREEMENT AND PLAN OF REORGANIZATION - 5 no contracts or other obligations to restructure or recapitalize the Acquiror and no outstanding contracts, arrangements or commitments of the Acquiror to repurchase, redeem or otherwise acquire any of its equity securities. All shares of Acquiror Common Stock issuable as part of the Merger Consideration will be, when so issued, duly authorized, validly issued, fully paid and nonassessable. The authorized capital stock of the Merger Sub consists of 1,000 shares of Common Stock, par value $0.01 per share, all of which are validly issued and outstanding, fully paid and nonassessable and are owned by the Acquiror.

         4.3 Certain Corporate Matters. The Acquiror is duly licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership of its properties, the employment of its personnel or the conduct of its business requires it to be so licensed or qualified, except where such failure would not have a material adverse effect on the Acquiror's financial condition, results of operations or business. The Acquiror has full corporate power and authority and all material authorizations, licenses and permits necessary to carry on the business in which it is engaged and to own and use the properties owned and used by it. Neither the Acquiror nor the Merger Sub is in default under or in violation of any provision of its Articles of Incorporation or Bylaws. To the best of its knowledge, the Acquiror is not in material default or in material violation of any restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other obligation or liability by which it is bound or to which any of its assets is subject.

         4.4 Subsidiaries. Except for the Merger Sub, the Acquiror does not own more than 50% of the voting stock or other equity interests of any entity. As of the date of this Agreement, the Merger Sub was in formation and is being formed solely for the purpose of effecting the Merger. The Merger Sub has had no operations since its inception. The Merger Sub does not have, and immediately prior to the Closing of the Merger will not have, any assets or liabilities or obligations other than cash paid by the Acquiror to the Merger Sub in the amount of $1,000.00 in payment for the shares of common stock of the Merger Sub issued to the Acquiror.

         4.5 Authority Relative to this Agreement. Each of the Acquiror and the Merger Sub has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by the Acquiror and the Merger Sub and the consummation by the Acquiror and the Merger Sub of the transactions contemplated hereby have been duly authorized by the Boards of Directors of the Acquiror and the Merger Sub, and by the Acquiror as the sole shareholder of the Merger Sub, and, except for the authorization of the shareholders of the Acquiror, no other corporate action on the part of the Acquiror or the Merger Sub are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of the Acquiror and the Merger Sub and constitutes a valid and binding agreement of each of the Acquiror and the Merger Sub, enforceable against the Acquiror and the Merger Sub in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

         4.6 Consents and Approvals; No Violations. Except for applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934 (as amended, the "Exchange Act"), state or foreign laws relating to takeovers, if applicable, state

                    AGREEMENT AND PLAN OF REORGANIZATION - 6 securities or blue sky laws, and the filing and recordation of the Articles of Merger as required by the TBCA, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by the Acquiror or the Merger Sub of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by the Acquiror or the Merger Sub nor the consummation by the Acquiror or the Merger Sub of the transactions contemplated hereby, nor compliance by the Acquiror or the Merger Sub with any of the provisions hereof, will require any consent, approval or notice under, or result in a material violation or breach of, or materially conflict with or constitute a material default (or an event that, with notice or lapse of time or both, would constitute a material default) under, or permit the termination of, or result in the creation or imposition of any lien, charge or encumbrance upon any properties, assets or business of the Acquiror or the Merger Sub under any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment or any order, judgment or decree to which the Acquiror or the Merger Sub is a party or by which the Acquiror or the Merger Sub or any of their respective assets or properties are bound or encumbered, except those that have already been given, obtained or filed, all as set forth on
Schedule 4.6 hereto. Neither the execution and delivery of this Agreement by the Acquiror or the Merger Sub, nor the consummation by the Acquiror or the Merger Sub of the transactions contemplated hereby, nor compliance by the Acquiror or the Merger Sub with any of the provisions hereof, will (i) conflict with or result in any breach of any provisions of the Articles of Incorporation or Bylaws (or similar organizational documents) of the Acquiror or the Merger Sub, or (ii) violate in any material respect any existing judgment, order, writ, injunction, decree, statute, rule or regulation applicable to the Acquiror or the Merger Sub or any of their properties or assets.

         4.7      Reports and Financial Statements.

                  (a) Except as set forth on Schedule 4.7 hereto, the Acquiror has filed all reports, schedules, forms, statements and other documents required to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act since March 19, 1996 (collectively, the "Acquiror SEC Documents"). The Acquiror SEC Documents, and any reports, forms and documents filed by the Acquiror with the SEC after the date hereof, as amended, complied, or will comply, as of their respective dates, as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the Acquiror SEC Documents, and except to the extent that information contained in any Acquiror SEC Document has been superseded by a later filed Acquiror SEC Document, none of such SEC Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) The consolidated balance sheets and related consolidated statements of income, stockholders' equity and cash flows, and the related notes of the Acquiror as of and for the years ended December 31, 1997 and 1996 (the "Acquiror Audited Financial Statements") have been audited by Killman, Murrell & Company, P.C., independent accountants, in accordance with generally accepted auditing standards. The Acquiror

                    AGREEMENT AND PLAN OF REORGANIZATION - 7

         Audited Financial Statements and the balance sheet and related statement of income, stockholders' equity and cash flow as of and for the six month period ended June 30, 1998 (the "Acquiror Interim Financial Statements," and together with the Acquiror Audited Financial Statements, the "Acquiror Financial Statements") included in the Acquiror SEC Documents have been prepared in accordance with United States generally accepted accounting principles applied on a basis consistent with prior periods, and present fairly the consolidated financial position of the Acquiror at such dates and the results of operations and cash flows for the periods then ended, except, in the case of the Acquiror Interim Financial Statements, as permitted by Rule 10-01 of Regulation S-X of the SEC. The Acquiror Interim Financial Statements reflect all adjustments (consisting only of normal, recurring adjustments) that are necessary for a fair statement of the results for the interim periods presented therein. Except as set forth in the Acquiror Interim Financial Statements or on Schedule 4.7 hereto, neither the Acquiror nor the Merger Sub, nor any of their respective assets, are subject to any liability, commitment, debt or obligation (of any kind whatsoever whether absolute or contingent, accrued, fixed, known, unknown, matured or unmatured) ("Undisclosed Liabilities"), except (i) as and to the extent reflected on the Acquiror's unaudited balance sheet as of June 30, 1998, or (ii) as may have been incurred or may have arisen since June 30, 1998 in the ordinary course of business, or (iii) that, individually or in the aggregate, have not had and are not reasonably likely to have a material adverse effect on the financial condition, results of operations or business of the Acquiror or the Merger Sub taken as a whole (an "Acquiror Material Adverse Effect").

                  (c) Except as set forth on Schedule 4.7 hereto, the most recent balance sheet of the Acquiror included in the Acquiror Interim Financial Statements includes appropriate reserves for all taxes and other liabilities incurred as of such date but not yet payable.

         4.8 Events Subsequent to Financial Statements. Except as disclosed in the Acquiror Financial Statements or on Schedule 4.8 hereto, since June 30, 1998, there has not been:

     (a) Any material adverse change in the financial condition, results of operations or business of the Acquiror;

                  (b) Any sale, lease, transfer, license or assignment of any assets, tangible or intangible, of the Acquiror, other than in the ordinary course of business;

                  (c) Any damage, destruction or property loss, whether or not covered by insurance, affecting adversely and materially the properties or business of the Acquiror;

                  (d) Any declaration or setting aside or payment of any dividend or distribution with respect to the shares of capital stock of the Acquiror or any redemption, purchase or other acquisition of any such shares;

                  (e) Any subjection to any lien, pledge, security interest or other encumbrance (each, a "Lien") on any of the assets, tangible or intangible, of the Acquiror(other than Liens arising by operation of law which secure obligations which are not yet due and payable);

                    AGREEMENT AND PLAN OF REORGANIZATION - 8

                  (f) Any incurrence of indebtedness or liability or assumption of obligations by the Acquiror other than (i) those incurred in the ordinary course of business, and (ii) those incurred in the course of negotiating, documenting and consummating the transactions contemplated by this Agreement;

                  (g) Any cancellation or compromise by the Acquiror of any debt or claim, except for adjustments made in the ordinary course of business which, in the aggregate, are not material;

     (h) Any waiver or release by the Acquiror of any right of any material value;

                  (i) Any sale, assignment, transfer or grant by the Acquiror of any rights under any concessions, leases, licenses, agreements, patents, inventions, trademarks, trade names or copyrights, except in the ordinary course of business;

                  (j)  Any  change  made  or   authorized  in  the  Articles  of
         Incorporation or Bylaws (or similar organizational documents) of the Acquiror; or

                  (k) Any acceleration, termination, modification or cancellation (or threat thereof) by any party of any contract, lease or other agreement or instrument to which the Acquiror is a party or by which it is bound so as to affect, materially and adversely, the properties or business of the Acquiror.

         4.9 Tax Returns and Audits. Except as set forth on Schedule 4.9 hereto, the Acquiror has duly and timely filed or duly and timely caused to be filed, or will file or cause to be filed, with the appropriate taxing authorities all federal, foreign, state and local income, franchise, sales, value added and property tax returns ("Tax Returns") required to be filed prior to the Closing Date, including, but not limited to, all Tax Returns the filing of which is necessary for the conduct of the Acquiror's business, and each such Tax Return has been or will be prepared in all material respects in compliance with all applicable laws and regulations. The Acquiror has paid or will pay in a timely manner all taxes that are shown to be due on such Tax Returns or pursuant to any assessment received by the Acquiror from any taxing authority, except such taxes, if any, as are being contested diligently and in good faith. There are no claims for taxes pending against the Acquiror nor any threatened claim for tax deficiencies against the Acquiror. There exist no actual or, to the knowledge of the Acquiror, proposed additional assessments of taxes by any taxing authority to which it is reasonably likely that the assets of the Acquiror will be subject. There are no outstanding agreements or waivers that would extend the statutory period in which a taxing authority may assess or collect a tax against the Acquiror. There are no Liens for taxes, other than for current taxes not yet due and payable, upon the assets of the Acquiror.

         4.10 Property. The Acquiror does not own, directly or indirectly, any fee interest in real property. With respect to each lease of the Acquiror: (a) the lease has been validly executed and delivered by the Acquiror and, to the knowledge of the Acquiror, by the other party or parties thereto and is a binding agreement; (b) the Acquiror is not, and to the Acquiror's knowledge, no other party to the lease is in material breach or default, and no event has occurred on the part of the Acquiror

                    AGREEMENT AND PLAN OF REORGANIZATION - 9 or, to the Acquiror's knowledge, on the part of any other party which, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under the lease; (c) the lease will continue to be binding in accordance with its terms following the Closing Date;
(d) the Acquiror has not repudiated and, to the Acquiror's knowledge, no other party to the lease has repudiated any provision thereof; (e) there are no disputes, oral agreements or delayed payment programs in effect as to the lease; and (f) all facilities leased thereunder, taken as a whole, have been reasonably maintained.

         4.11 Tangible Property. The Acquiror has good title to, or a valid leasehold interest in, each item of tangible property, whether real, personal or mixed, reflected on its books and records as owned or leased by it, subject to no Liens, except (i) Liens for taxes not yet due and payable; (ii) mechanics', carriers', workmens', landlord's statutory and common law Liens either not delinquent or being contested in good faith; (iii) imperfections of title, restrictions, variances and easements that do not materially detract from value; and (iv) Liens listed on Schedule 4.11 hereto.

         4.12     Inventory.  The Acquiror has no inventory.

         4.13 Licenses and Permits. The Acquiror has obtained all material licenses, product and establishment registrations, franchises, permits, easements, certificates and consents necessary to the conduct of its business, except as provided on Schedule 4.13.

         4.14 Assets Necessary to the Business. The personal property and other assets owned or leased by the Acquiror are sufficient in all material respects to carry on the Acquiror's business as presently conducted. Except as set forth in Section 4.12 or Section 4.19 hereof, the tangible personal property of the Acquiror necessary to the operation of the business of the Acquiror, taken as a whole, is fit for the purposes for which they are presently being used and are in reasonably good operating condition and repair, ordinary wear and tear excepted.

         4.15 Books and Records. Except as set forth on Schedule 4.15 hereto, the books and records of the Acquiror fairly reflect the transactions to which the Acquiror is a party or by which its properties are bound, and such books and records are and have been properly kept and maintained, with the revenues, expenses, assets and liabilities of the Acquiror accurately recorded therein in all material respects.

         4.16 Product Liability. Except as set forth on Schedule 4.16 hereto, the Acquiror has not given or made any express warranties to third parties with respect to any products sold by it except for the warranties imposed by the provisions of applicable law.

         4.17 Questionable Payments. Neither the Acquiror nor, to the Acquiror's knowledge, any employee, agent, representative or shareholder of the Acquiror has, directly or indirectly, made any bribes, kickbacks, illegal payments or illegal political contributions using Acquiror funds or made any payments from the Acquiror's funds to governmental officials for improper purposes or made any illegal payments from the Acquiror's funds to obtain or retain business.


                    AGREEMENT AND PLAN OF REORGANIZATION - 10

         4.18 Environmental Matters. There are no material claims, actions, suits, proceedings or investigations pending against or affecting the Acquiror's business at law or in equity before any court or before or by any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, relating to environmental matters. The Acquiror is not subject to any continuing court or administrative order, writ, injunction or decree applicable to the Acquiror's business relating to any environmental matter. The Acquiror to its knowledge is not in material violation of or in default in any material respect with regards to any existing statute, regulation, order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality relating to any environmental matter.

         4.19 Equipment. All of the Acquiror's items of equipment, taken as a whole, are (a) mechanically sound and in a condition to perform in the manner needed for the operation of the Acquiror's business; (b) in good cosmetic condition; and (c) in material compliance with all applicable statutes, ordinances and regulations, including, without limitation, those related to safety, in each case ordinary wear and tear excepted.

         4.20 Intellectual Property. Set forth on Schedule 4.20 hereto is a true and complete list of all United States and foreign patents and patent applications; all copyright registrations and applications to register copyrights; and all trade name, trademark, service mark, and trade dress registrations and applications to register the same that are owned by the Acquiror or which the Acquiror is licensed to use or under which the Acquiror or any Subsidiary possesses any rights ("Acquiror Registered Intellectual Property"). Schedule 4.20 also lists any unregistered copyrights, common law trademarks or service marks, or trade secrets of the Acquiror("Unregistered
Acquiror Intellectual Property"). The Acquiror is not obligated or under any liability whatsoever to make any payments by way of royalties, fees, or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise. The Acquiror has no reason to believe that there are any conflicting rights which might impair the Acquiror's use of the Acquiror Registered Intellectual Property or Unregistered Acquiror Intellectual Property or has received any notice of a conflict with the asserted rights of others with respect to any patent, copyright, trade secret, or trademark right that could, singly or in the aggregate, materially and adversely affect the business of the Acquiror, furthermore, to the Acquiror's knowledge, no other persons or entities have infringed upon or are infringing upon the Acquiror Registered Intellectual Property or the Unregistered Acquiror Intellectual Property.

         4.21     Insurance.  The Acquiror does not have any insurance.

         4.22 Contracts. (a) Set forth on Exhibit 4.22 is a list of all material contracts, leases, arrangements and commitments (whether oral or written) of the Acquiror(collectively, the "Acquiror Material Contracts"). Except as set forth in Schedule 4.22, the Acquiror is not a party to or bound or affected by any contract, lease, arrangement or commitment (whether oral or written) relating to: (i) the employment of any person other than personnel employed at the pleasure of the Acquiror in the ordinary course of business at rates of compensation and on terms consistent with past business practice; (ii) collective bargaining with, or any representation of any employees by, any labor union or association; (iii) the acquisition of services, supplies, equipment or other personal property

                    AGREEMENT AND PLAN OF REORGANIZATION - 11 involving more than $10,000 or which is not terminable by the Acquiror upon not more than 30 days' notice without obligation on the part of the Acquiror; (iv) the purchase or sale of real property; (v) distribution, agency or construction;
(vi) lending or advancing of funds (other than accounts receivable); (vii) borrowing of funds or receipt of credit (other than accounts payable); (viii) incurring of any obligation or liability (except for the accounts payable); (ix) the sale of personal property; or (x) any matter or transaction not in the ordinary course of business of the Acquiror or inconsistent with past business practice of the Acquiror.

         (b) The Acquiror is not in default in any material respect under any of the Acquiror Material Contracts, except as disclosed on Schedule 4.22, and the Acquiror Material Contracts are legal, valid and binding obligations of the Acquiror, and to the Acquiror's knowledge, the respective parties thereto, in accordance with their terms and, except to the extent reflected in Schedule 4.22, have not been amended; and no defenses, offsets or counterclaims thereto have been asserted nor has the Acquiror waived any substantial rights thereunder.

         4.23 Litigation. Schedule 4.23 hereto lists (a) the name of each action, complaint, petition, suit or other proceeding, whether civil or criminal, in law or equity or before any arbitrator or government entity against the Acquiror and the amount of same; (b) any instances in which the Acquiror is subject to any judgment or order (other than orders of general applicability) of any court of quasi-judicial or administrative agency of any jurisdiction, domestic or foreign; or (c) any instances in which the Acquiror is a plaintiff in any action, domestic or foreign, judicial or administrative in which a counterclaim against the Acquiror is pending or might be brought. Except as set forth on Schedule 5.21, there are no existing actions, suits, proceedings or investigations that could result in any material adverse change in the condition, financial or otherwise, of the Acquiror, the same being appropriately reserved against in the Acquiror Financial Statements. There are no unsatisfied judgments, orders (other than orders of general applicability), decrees or stipulations affecting the Acquiror or to which the Acquiror is a party.

         4.24 Employees. The Acquiror has listed on Schedule 4.24 hereto (to the extent not listed on Schedule 4.22 hereto) and has made available to the Company true and complete copies of: (a) any written employment agreements with any officer or director of the Acquiror; and (b) any written employment agreement with any employee of the Acquiror which by its terms may not be terminated by the Acquiror at will or which grant severance payments. The Acquiror has not entered into any similar oral employment agreements. The Acquiror is not a party to or bound by any collective bargaining agreement. Except as disclosed on
Schedule 4.24, there are no loans or other obligations payable or owing by the Acquiror to any shareholder, officer, director or employee of the Acquiror (except salaries and wages incurred and accrued in the ordinary course of business), nor are there any loans or debts payable or owing by any of such persons to the Acquiror or, except as described on Schedule 4.24 hereto, any guarantees by the Acquiror of any loan or obligation of any nature to which any such person is a party. The Acquiror has, in all material respects, complied with all laws and regulations which relate to the employment of labor, employee civil rights or equal employment opportunities. Except as set forth on Schedule
4.24 hereto, there is no material charge or complaint actually pending or, to the Acquiror's knowledge, threatened against the Acquiror before the Equal Employment Opportunity Commission or the Department of Labor or any state or local agency of similar jurisdiction with respect to the Acquiror's business. There is no organizational effort

                    AGREEMENT AND PLAN OF REORGANIZATION - 12 presently being made or threatened by or on behalf of any labor union with respect to employees of the Acquiror.

         4.25 Employee Benefit Plans. The Acquiror has listed on Schedule 4.25 hereto (a) any nonqualified deferred or incentive compensation or retirement plans or arrangements, (b) any qualified retirement plans or arrangements, (c) any other employee compensation, severance or termination pay or welfare benefit plans, programs or arrangements, (d) any material employee benefit plans, programs, or arrangements, and (e) any related trusts, insurance contracts or other funding arrangements maintained, established or contributed to by the
Acquiror or any entity ("Acquiror ERISA Affiliate") otherwise required to be aggregated with the Acquiror pursuant to the provisions of Sections 414(b), (c),
(m) or (o) of the Code or Section 4001(a)(14) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") within the last six years or to which the Acquiror or any Acquiror ERISA Affiliate of any of them is a party or otherwise is bound ("Acquiror Employee Benefit Plans"). With respect to each Acquiror Employee Benefit Plan for which an annual report has been filed, no material adverse change has occurred with respect to the matters covered by the annual report since the date thereof. Each of the Acquiror Employee Benefits Plans (i) has been operated in all material respects in accordance with its terms and applicable provisions of law, including ERISA and the Code, and (ii) has not engaged in any "prohibited transaction" (as such term is defined in
Section 4975 of the Code or in Section 406 of ERISA) which would result in a material liability. Since the enactment of ERISA, neither the Acquiror nor any Acquiror ERISA Affiliate has completely or partially terminated any employee pension benefit plan (as defined in Section 3(2) of ERISA) ("Pension Plan") or withdrawn (in either a total or partial withdrawal) from any multiemployer pension plan, as defined in Section 3(37)(A) of ERISA. There is no suit, action or proceeding pending or threatened against or affecting or likely to have an adverse impact on any Acquiror Employee Benefit Plan, and no claims have been filed against any Acquiror Employee Benefit Plan, other than routine claims for benefits in the ordinary course. One or more of the Acquiror Employee Benefit Plans may be covered by the Consolidated Omnibus Budget Reconciliation Act of 1986 ("COBRA"). If so, each such plan has been operated in, and is in, compliance with COBRA. All notices required to be given under COBRA have been timely and properly given in accordance with COBRA, and the rules and regulations promulgated thereunder, and no employee, former employee or "qualified beneficiary" (as defined in COBRA) has any claim or contingent claim against the Acquiror or any Acquiror ERISA Affiliate for failure to comply with COBRA or the rules and regulations promulgated thereunder. Schedule 4.25 lists all persons currently eligible for benefits under COBRA. No Acquiror Employee Benefit Plan which is not a Pension Plan provides for continuing benefits or coverage for any participant or beneficiary thereof after termination of the participant's employment (except as may be required under COBRA and at the sole expense of the participant or beneficiary). Neither the Acquiror nor any Acquiror ERISA Affiliate of the Acquiror has engaged in a transaction described in Section 4069(a) of ERISA. Neither the Acquiror nor any Acquiror ERISA Affiliate is subject to withdrawal liability (whether asserted or unasserted) under Section 4201, et seq., of ERISA. No employee or former employee of the Acquiror will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced benefit (including acceleration of an award, vesting or exercise of an incentive award) or any fee or payment of any kind as a result of any of the transactions contemplated hereby. The Acquiror has not communicated to any employee or former employee any intention or

                    AGREEMENT AND PLAN OF REORGANIZATION - 13 commitment to modify any Acquiror Employee Benefit Plan or to establish or implement any other employee or retiree benefit or compensation plans or arrangements.

         4.26 Legal Compliance. Except as set forth on Schedule 4.23 hereto, no material claim has been filed against the Acquiror alleging a violation of any applicable law or regulation of any foreign, federal, state or local government or any agency thereof.

         4.27 Broker's Fees. Except as set forth on Schedule 4.27 hereto, neither the Acquiror nor the Merger Sub, nor anyone on their behalf has any liability to any broker, finder, investment banker or agent, or has agreed to pay any brokerage fees, finder's fees or commissions, or to reimburse any expenses of any broker, finder, investment banker or agent in connection with the Merger.


                                    ARTICLE 5
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to the Acquiror and the Merger Sub as follows:

         5.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, and has the requisite corporate power to carry on its business as now conducted.

         5.2      Capitalization and Ownership of the Company.

                  (a) The Company's entire authorized  capital stock consists of
         (i) 1,000 shares of Company Common Stock, of which 1,000 shares are issued and outstanding and no shares are held in treasury. All outstanding shares of Company Common Stock have been duly authorized and are validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights. Except as set forth in
         Schedule 5.2(a), there are no outstanding or authorized unexercised options, rights, warrants, calls, convertible securities, rights to subscribe, conversion rights or other rights to acquire shares of Company Common Stock (each, a "Company Convertible Security") and the Company has not reserved any shares of its capital stock for issuance, nor are there any outstanding stock option rights, phantom equity or similar rights, contracts, arrangements or commitments based upon the book value, income or other attributes of the Company. There are no voting trusts or any other agreements or understandings with respect to the voting of the Company's capital stock. There are no contracts or other obligations to restructure or recapitalize the Company and no outstanding contracts, arrangements or commitments, of the Company to repurchase, redeem or otherwise acquire any of its equity securities.

                  (b) Schedule 5.2(b) hereto sets forth a true, accurate and complete list of all holders of capital stock of the Company and the number of shares of capital stock held by each such person (each, a "Shareholder" and collectively, the "Shareholders"). All securities issued by the Company have been issued in compliance, in all respects, with all applicable federal and state securities laws.

                    AGREEMENT AND PLAN OF REORGANIZATION - 14

         5.3 Certain Corporate Matters. The Company is duly licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction specified on Schedule 5.3 hereto, which is every jurisdiction in which the character of the Company's properties or nature of the Company's business requires it to be so licensed or qualified other than such jurisdictions in which the failure to be so licensed or qualified would not have a material adverse effect on its financial condition, results of operations or business. The Company has full corporate power and authority and all material authorizations, licenses and permits necessary to carry on the business in which it is engaged and to own and use the properties owned and used by it. The Company has delivered to the Acquiror true, accurate and complete copies of its Articles of Incorporation and Bylaws, which reflect all amendments made thereto at any time prior to the date of this Agreement. The minute books containing the records of meetings of the shareholders and Board of Directors of the Company are complete and correct in all material respects. The Company is not in default under or in violation of any provision of its Articles of Incorporation or Bylaws. To the best of its knowledge, the Company is not in material default or in material violation of any restriction, Lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other obligation or liability by which it is bound or to which any of its assets is subject.

         5.4 Subsidiaries. The Company does not own more than 50% of the voting stock or other equity interests of any entity.

         5.5 Authority Relative to this Agreement. The Company has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by the Company's Board of Directors and stockholders, and no other corporate action on the part of the Company is necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

         5.6  Consents  and  Approvals;  No  Violations.  Except as set forth on
Schedule 5.6 hereto, and except for applicable requirements of the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD"), the Securities Act, the Exchange Act, state or foreign laws relating to takeovers, if applicable, state securities or blue sky laws and the filing and recordation of the Articles of Merger as required by the TBCA, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by the Company of the transactions contemplated by this Agreement. Except as otherwise provided on Schedule 5.6 hereto, none of the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder or the consummation of the transactions contemplated hereby by the Company will require any consent, approval or notice under, or result in a material violation or breach of, or materially conflict with or constitute a material default (or an event that, with notice or lapse of time or both, would constitute a material default) under, or permit the termination of, or result in the creation or imposition of any Lien upon any properties, assets or business of the Company under any note, bond, indenture, mortgage, deed of trust, lease, franchise,

                    AGREEMENT AND PLAN OF REORGANIZATION - 15
permit, authorization, license, contract, instrument or other agreement or commitment or any order, judgment or decree to which, the Company is a party or by which the Company or any of its assets or properties are bound or encumbered. Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof, will (i) conflict with or result in any breach of any provisions of the Articles of Incorporation or Bylaws of the Company, or (ii) violate in any material respect any existing judgment, order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets.

         5.7      Financial Statements; Liabilities.

                  (a) The consolidated  balance sheets and related  consolidated statements of income, stockholders' equity and cash flows, and the related notes of the Company as of and for the years ended December 31, 1997, 1996 and 1995 (the "Company Audited Financial Statements") have been audited by Arnold G. Greene, CPA, independent accountants, in accordance with generally accepted auditing standards. The consolidated balance sheets and related consolidated statements of income, stockholders' equity and cash flows, and the related notes of the Company as of and for the eight month period ended August 31, 1998 (the "Company Interim Financial Statements") have been prepared by the Company in accordance with past practices. The Company Audited Financial Statements and the Company Interim Financial Statements have been prepared in accordance with United States generally accepted accounting principles applied on a basis consistent with prior periods, and present fairly the financial position of the Company at such dates and the results of operations and cash flows for the periods then ended, except in the case of the Company Interim Financial Statements, as permitted by United States generally accepting accounting principles. The Company Interim Financial Statements reflect all adjustments (consisting only of normal, recurring adjustments) that are necessary for a fair statement of the results for the interim periods presented therein. Except as set forth on Schedule 5.7 hereto, neither the Company, nor any of its assets, are subject to any Undisclosed Liabilities, except (i) as and to the extent reflected on the Company's unaudited balance sheet as of August 31, 1998, or (ii) as may have been incurred or may have arisen since August 31, 1998 in the ordinary course of business, or (iii) that, individually or in the aggregate, have not had and are not reasonably likely to have a material adverse effect on the financial condition, results of operations or business of the Company (a "Company Material Adverse Effect").

                  (b) Except as set forth on Schedule 5.7 hereto, the most recent balance sheet of the Company included in the Company Interim Financial Statements includes appropriate reserves for all taxes and other liabilities incurred as of such date but not yet payable.

         5.8 Events Subsequent to Financial Statements. Except as disclosed in the Company Audited Financial Statements or on Schedule 5.8 hereto, since August 31, 1998 there has not been:

     (a) Any material adverse change in the financial condition, results of operations or business of the Company;


                    AGREEMENT AND PLAN OF REORGANIZATION - 16

                  (b) Any sale, lease, transfer, license or assignment of any assets, tangible or intangible, of the Company, other than in the ordinary course of business;

                  (c) Any damage, destruction or property loss, whether or not covered by insurance, affecting adversely and materially the properties or business of the Company;

                  (d) Any declaration or setting aside or payment of any dividend or distribution with respect to the shares of capital stock of the Company or any redemption, purchase or other acquisition of any such shares;

                  (e) Any subjection to any Lien on any of the assets, tangible or intangible, of the Company (other than Liens arising by operation of law which secure obligations which are not yet due and payable);

                  (f) Any incurrence of indebtedness or liability or assumption of obligations by the Company other than (i) those incurred in the ordinary course of business, and (ii) those incurred in the course of negotiating, documenting and consummating the transactions contemplated by this Agreement;

                  (g) Any cancellation or compromise by the Company of any material debt or claim, except for adjustments made in the ordinary course of business which, in the aggregate, are not material;

(h) Any waiver or release by the Company of any right of any material value;

                  (i) Any sale, assignment, transfer or grant by the Company of any rights under any concessions, leases, licenses, agreements, patents, inventions, trademarks, trade names or copyrights, except in the ordinary course of business;

                  (j)  Any  change  made  or   authorized  in  the  Articles  of
         Incorporation or Bylaws (or similar organizational documents) of the Company;

                  (k) Any acceleration, termination, modification or cancellation (or threat thereof) by any party of any contract, lease or other agreement or instrument to which the Company is a party or by which it is bound so as to affect, materially and adversely, the properties or business of the Company;

                  (l) Any material arrangement, agreement or undertaking entered into by the Company not terminable on 30 days or less notice without cost or liability (including, without limitation, any payment of or promise to pay any bonus or special compensation) with employees or any increase in compensation or benefits to officers or directors of the Company;

                   (m)  Except  as  disclosed  on  Schedule  5.22  hereof,   any
         issuance, transfer, sale or other disposition by the Company of any shares of its capital stock or other equity securities,

                    AGREEMENT AND PLAN OF REORGANIZATION - 17 or any grant of any options, warrants or other rights to purchase or obtain (including upon conversion or exercise) shares of its capital stock or other equity securities; or

                  (n) Except as disclosed in Schedule 5.22 hereof, any loan to or other transaction with any officer, director or shareholder of the Company giving rise to any claim or right of the Company against any such person or of such person against the Company.

         5.9 Tax Returns and Audits. Except as disclosed on Schedule 5.9, the Company has duly and timely filed or duly and timely caused to be filed, or will duly and timely file or cause to be filed with the appropriate taxing authorities, all Tax Returns required to be filed by it for all periods ending on or before the Closing Date. Each such Tax Return has been or will be prepared in all material respects in compliance with all applicable laws and regulations. Except as otherwise disclosed on Schedule 5.9, the Company has paid in full or fully reserved against in the Company Financial Statements all taxes, interest, penalties, assessments and deficiencies due or claimed to be due by the Company to foreign, federal, state or local taxing authorities (including taxes on properties, income, franchises, licenses, sales, use and payrolls). Except as set forth on Schedule 5.9, all taxes shown as due on such Tax Returns have been paid or will be timely paid. Except as set forth on Schedule 5.9, the Tax Returns filed by the Company have not been, and are not being, to the knowledge of the Company, examined by the IRS or other applicable taxing authorities for any period which is open under the applicable statute of limitations nor are there any pending or threatened examinations or tax claims asserted by any such authorities. There are no tax Liens (other than Liens for taxes which are not yet due and payable) on any of the property of the Company. Except as set forth on Schedule 5.9 hereto, the Company has not granted any extensions of limitation periods applicable to tax claims. Except jurisdictions in which the Company filed Tax Returns, no claim has ever been made by a taxing authority that the Company is or may be subject to taxation by that jurisdiction. True and correct copies of all Tax Returns (and amendment claims for refunds), notices from foreign, federal, state and local taxing authorities, tax examination reports and statements of deficiencies assessed against or agreed to by the Company, have been made available to the Acquiror. Except as otherwise disclosed on
Schedule 5.9, the Company is not a party to, or bound by, any tax indemnity, tax sharing or tax allocation agreement. The Company is not a party to any agreement that has resulted or would result, in the payment of any compensation to any employee, which would constitute an "excess parachute payment," as defined in
Section 280G(a) of the Code. The Company has never been a member of an "affiliated group," as defined in Section 1504(a) of the Code (other than a group of which the Company is the sole member) and is not the owner of an interest in a partnership, joint venture, trust, limited liability company or other entity or organization. Except as reflected on the Tax Returns, the Company has not made any material tax elections under any section of the Code, including, without limitation, under any of Sections 108, 338, 441, 463, 472, 1017, 1033 or 4977 of the Code (or any predecessor thereof). The Company has not filed a consent under Section 341(f) of the Code (or any predecessor thereof), relating to collapsible corporations. None of the assets and properties of the Company is an asset or property that the Acquiror or any of its affiliates is or will be required to treat as being (a) owned by any other person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, and in effect immediately before the enactment of the Tax Reform Act of 1986, or (b) tax-exempt use property within the meaning of Section 168(h)(1) of the Code. No closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar

                    AGREEMENT AND PLAN OF REORGANIZATION - 18 provision of any state, local, or foreign law has been entered into by or with respect to the Company or any assets thereof. Except as set forth on Schedule 5.9, the Company has not agreed to and is not required to make any adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method. Except as otherwise disclosed on
Schedule 5.9, the Company is not subject to any limitation  under Section 382 or
Section 383 of the Code.

         5.10 Property. The Company does not own, directly or indirectly, any fee interest in real property. Set forth on Schedule 5.10 is a complete and accurate list of each Company location where property is leased by the Company. With respect to each lease of the Company: (a) the lease has been validly executed and delivered by the Company and, to the knowledge of the Company, by the other party or parties thereto and is a binding agreement; (b) the Company is not and to the Company's knowledge, no other party to the lease is in material breach or default, and no event has occurred on the part of the Company or, to the Company's knowledge, on the part of any other party which, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under the lease; (c) the lease will continue to be binding in accordance with its terms following the Closing Date;
(d) the Company has not repudiated and, to the Company's knowledge, no other party to the lease has repudiated any provision thereof; (e) there are no disputes, oral agreements or delayed payment programs in effect as to the lease; and (f) all facilities leased thereunder, taken as a whole, have been reasonably maintained.

         5.11 Tangible Property. The Company has good title to, or a valid leasehold interest in, each item of tangible property, whether real, personal or mixed, reflected on its books and records as owned or leased by it, subject to no Liens except (i) Liens for taxes not yet due and payable; (ii) mechanics', carriers', workmens', landlord's statutory and common law Liens either not delinquent or being contested in good faith; (iii) imperfections of title, restrictions, variances and easements that do not materially detract from value;
(iv) Liens described in the Company Financial Statements; and (v) Liens listed on Schedule 5.11 hereto.

         5.12  Licenses  and  Permits.  The Company has  obtained  all  material licenses, product and establishment registrations, franchises, permits, easements, certificates and consents necessary to the conduct of the Company's business, except as provided on Schedule 5.12.

         5.13 Assets Necessary to the Business. The personal property and other assets owned or leased by the Company are sufficient in all material respects to carry on the Company's business as presently conducted. Except as set forth in
Section 5.17 hereof, the tangible personal property of the Company necessary to the operation of the business of the Company, taken as a whole, is fit for the purposes for which they are presently being used and are in reasonably good operating condition and repair, ordinary wear and tear excepted.

         5.14 Books and Records. The books and records of the Company fairly reflect the transactions to which the Company is a party or by which its properties are bound, and such books and records are and have been properly kept and maintained, with the revenues, expenses, assets and liabilities of the Company accurately recorded therein.


                    AGREEMENT AND PLAN OF REORGANIZATION - 19

         5.15 Questionable Payments. Neither the Company nor to the Company's knowledge, any employee, agent, representative or shareholder of the Company has, directly or indirectly, made any bribes, kickbacks, illegal payments or illegal political contributions using Company funds or made any payments from the Company's funds to governmental officials for improper purposes or made any illegal payments from the Company's funds to obtain or retain business.

         5.16 Environmental Matters. There are no claims, actions, suits, proceedings or investigations pending against or affecting the Company's business at law or in equity before any court or before or by any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, relating to environmental matters. The Company is not subject to any continuing court or administrative order, writ, injunction or decree applicable to the Company's business relating to any environmental matter. The Company to its knowledge is not in violation of or in default in any material respect with regards to any existing statute, regulation, order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality relating to any environmental matter.

         5.17 Equipment. Except as set forth on Schedule 5.17, all items of equipment of the Company, taken as a whole, are (a) mechanically sound and in a condition to perform in the manner needed for the operation of the Company's business; (b) in good cosmetic condition; and (c) in material compliance with all applicable statutes, ordinances and regulations, including, without limitation, those related to safety, in each case ordinary wear and tear excepted.

         5.18 Intellectual Property. Set forth on Schedule 5.18 hereto is a true and complete list of all United States patents and patent applications; all copyright registrations and applications to register copyrights; and all trade name, trademark, service mark, and trade dress registrations and applications to register the same that are owned by the Company or which the Company is licensed to use or under which the Company possesses any rights ("Company Registered Intellectual Property"). Schedule 5.18 also lists any unregistered copyrights, common law trademarks or service marks, or trade secrets of the Company ("Unregistered Company Intellectual Property"). The Company is not obligated or under any liability whatsoever to make any payments by way of royalties, fees, or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise. The Company has no reason to believe that there are any conflicting rights which might impair the Company's use of the Company Registered Intellectual Property or Unregistered Company Intellectual Property and has not received any notice of a conflict with the asserted rights of others with respect to any patent, copyright, trade secret, or trademark right that could, singly or in the aggregate, materially and adversely affect the business of the Company; furthermore, to the Company's knowledge, no other persons or entities have infringed upon or are infringing upon the Company Registered Intellectual Property or the Unregistered Company Intellectual Property.

         5.19 Insurance. The Company currently maintains fire and casualty, general liability and workers compensation policies with reputable insurance carriers, which the Company reasonably believes provide full and adequate coverage for all normal risks incident to the business of the

                    AGREEMENT AND PLAN OF REORGANIZATION - 20

Company and its properties and assets. Set forth on Schedule 5.19 hereto is a list of all insurance policies which are currently in effect for the Company.

         5.20 Contracts. (a) Set forth on Schedule 5.20 is a list of all material contracts, leases, arrangements and commitments (whether oral or written) of the Company (collectively, the "Company Material Contracts"). Except as set forth in Schedule 5.20, the Company is not a party to or bound or affected by any contract, lease, arrangement or commitment (whether oral or written) relating to: (i) the employment of any person other than personnel employed at the pleasure of the Company in the ordinary course of business at rates of compensation and on terms consistent with past business practice; (ii) collective bargaining with, or any representation of any employees by, any labor union or association; (iii) the acquisition of services, supplies, equipment or other personal property involving more than $10,000 or which is not terminable by the Company upon not more than 30 days' notice without obligation on the part of the Company; (iv) the purchase or sale of real property; (v) distribution, agency or construction; (vi) lending or advancing of funds (other than accounts receivable); (vii) borrowing of funds or receipt of credit (other than accounts payable); (viii) incurring of any obligation or liability (except for the accounts payable); (ix) the sale of personal property; or (x) any matter or transaction not in the ordinary course of business of the Company or inconsistent with past business practice of the Company.

                  (b) The Company is not in default in any material respect under any of the Company Material Contracts, except as disclosed on Schedule
5.20, and the Company Material Contracts are legal, valid and binding obligations of the Company, and to the Company's knowledge, the respective parties thereto, in accordance with their terms and, except to the extent reflected in Schedule 5.20, have not been amended; and no defenses, offsets or counterclaims thereto have been asserted nor has the Company waived any substantial rights thereunder.

         5.21 Litigation. Schedule 5.21 hereto lists (a) the name of each action, complaint, petition, suit or other proceeding, whether civil or criminal, in law or equity or before any arbitrator or government entity against the Company and the amount of same; (b) any instances in which the Company is subject to any judgment or order (other than orders of general applicability) of any court of quasi-judicial or administrative agency of any jurisdiction, domestic or foreign; or (c) any instances in which the Company is a plaintiff in any action, domestic or foreign, judicial or administrative in which a counterclaim against the Company is pending or might be brought. Except as set forth on Schedule 5.21, there are no existing actions, suits, proceedings or investigations that could result in any material adverse change in the condition, financial or otherwise, of the Company, the same being appropriately reserved against in the Company Financial Statements. There are no unsatisfied judgments, orders (other than orders of general applicability), decrees or stipulations affecting the Company or to which the Company is a party.

         5.22 Employees. The Company has listed on Schedule 5.22 hereto (to the extent not listed on Schedule 5.20 hereto) and has made available to the Acquiror true and complete copies of: (a) any written employment agreements with any officer or director of the Company; and (b) any written employment agreement with any employee of the Company which by its terms may not be terminated by the Company at will or which grant severance payments. The Company has not entered into any similar oral employment agreements. The Company is not a party to or bound by

                    AGREEMENT AND PLAN OF REORGANIZATION - 21
any collective bargaining agreement. Except as disclosed on Schedule 5.22, there are no loans or other obligations payable or owing by the Company to any shareholder, officer, director or employee of the Company (except salaries and wages incurred and accrued in the ordinary course of business), nor are there any loans or debts payable or owing by any of such persons to the Company or, except as described on Schedule 5.22 hereto, any guarantees by the Company of any loan or obligation of any nature to which any such person is a party. The Company has, in all material respects, complied with all laws and regulations which relate to the employment of labor, employee civil rights or equal employment opportunities. Except as set forth on Schedule 5.22 hereto, there is no charge or complaint actually pending or, to the Company's knowledge, threatened against the Company before the Equal Employment Opportunity Commission or the Department of Labor or any state or local agency of similar jurisdiction with respect to the Company's business. There is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company.

         5.23 Employee Benefit Plans. The Company has listed on Schedule 5.23 hereto and has made available to the Acquiror true and complete copies of (a) any nonqualified deferred or incentive compensation or retirement plans or arrangements, (b) any qualified retirement plans or arrangements, (c) any other employee compensation, severance or termination pay or welfare benefit plans, programs or arrangements, (d) any material employee benefit plans, programs, or arrangements, and (e) any related trusts, insurance contracts or other funding arrangements main tained, established or contributed to by the Company or any entity (a "Company ERISA Affiliate") required to be aggregated with the Company pursuant to the provisions of Sections 414(b), (c), (m) or (o) of the Code or
Section 4001(a)(14) of ERISA within the last six years or to which the Company or any Company ERISA Affiliate is a party or otherwise is bound ("Company Employee Benefit Plans"). Except as set forth on Schedule 5.23 hereto, with respect to each Company Employee Benefit Plan for which an annual report has been filed, no material adverse change has occurred with respect to the matters covered by the annual report since the date thereof. The Company has made available to the Acquiror true and complete copies of the following documents, as applicable, with respect to each of the Company Employee Benefit Plans: (a) current summary plan descriptions, (b) the three most recent annual reports on the Form 5500 Series, (c) the three most recent actuarial reports, and (d) all material communications received from or sent to the Internal Revenue Service or the Department of Labor within the last two years (including a written description of any material oral communications relating to the IRS Voluntary Compliance Resolution or Closing Agreement programs). Each of the Company Employee Benefits Plans (i) has been operated in all material respects in accordance with its terms and applicable provisions of law, including ERISA and the Code, and (ii) has not engaged in any "prohibited transaction" (as such term is defined in Section 4975 of the Code or in Section 406 of ERISA) which would result in a material liability. Each of the Company Employee Benefit Plans that is a Pension Plan is qualified within the meaning of Section 401(a) of the Code, except as heretofore disclosed in writing to the Acquiror, and either a favorable determination letter has been issued by the IRS with respect to each such Pension Plan or the applicable remedial amendment period under Treasury Regulation Section 1.401(b)-1 has not ended. No Pension Plan has been amended since issuance of the most recent determination letter by the IRS with respect thereto, except as disclosed on Schedule 5.23. Each Pension Plan has been administered in all material respects in accordance with Section 401(a) of the Code, where applicable. Since the enactment of ERISA, neither the Company nor any ERISA

                    AGREEMENT AND PLAN OF REORGANIZATION - 22

Affiliate has completely or partially terminated any employee pension benefit plan, (as defined above) or withdrawn (in either a total or partial withdrawal) from any multiemployer pension plan, as defined in Section 3(37)(A) of ERISA. There is no suit, action or proceeding pending or threatened against or affecting or likely to have an adverse impact on any Company Employee Benefit Plan, and no claims have been filed against any Company Employee Benefit Plan, other than routine claims for benefits in the ordinary course. One or more of the Company Employee Benefit Plans may be covered by COBRA. If so, each such plan has been operated in, and is in, compliance with COBRA in all material respects. All notices required to be given under COBRA have been timely and properly given in accordance with COBRA, and the rules and regulations promulgated thereunder, and no employee, former employee or "qualified beneficiary" (as defined in COBRA) has any claim or contingent claim against the Company, any Subsidiary or any Company ERISA Affiliate for failure to comply with COBRA or the rules and regulations promulgated thereunder. Schedule 5.23 lists all persons receiving benefits under COBRA. Except as disclosed in
Schedule 5.22 or Schedule 5.23, no Company Employee Benefit Plan which is not a Pension Plan provides for continuing benefits or coverage for any participant or beneficiary thereof after termination of the participant's employment (except as may be required under COBRA and at the sole expense of the participant or beneficiary). Neither the Company nor any Company ERISA Affiliate has engaged in a transaction described in Section 4069(a) of ERISA. Neither the Company nor any Company ERISA Affiliate is subject to withdrawal liability (whether asserted or unasserted) under Section 4201, et seq., of ERISA. No employee or former employee of the Company will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced benefit (including acceleration of an award, vesting or exercise of an incentive award) or any fee or payment of any kind as a result of any of the transactions contemplated hereby, except as disclosed on Schedule 5.23. The Company has not communicated to any employee or former employee any intention or commitment to modify any Company Employee Benefit Plan or to establish or implement any other employee or retiree benefit or compensation plans or arrangements.

         5.24 Legal Compliance. Except as set forth on Schedule 5.24 hereto, no material claim has been filed against the Company alleging a violation of any applicable law or regulation of any foreign, federal, state or local government thereof.

         5.25 Broker's Fees. Neither the Company nor anyone on its behalf has any liability to any broker, finder, investment banker or agent, or has agreed to pay any brokerage fees, finder's fees or commissions, or to reimburse any expenses of any broker, finder, investment banker or agent in connection with the Merger.


                                    ARTICLE 6
                              PRE-CLOSING COVENANTS

         6.1 Interim Operations of the Company. (a) The Company covenants and agrees that, after the date hereof and prior to the Effective Time (unless the Acquiror shall otherwise approve in writing, which approval shall not be unreasonably withheld or delayed, and except as otherwise expressly contemplated by this Agreement, including, but not limited to, paragraph (b) of this Section 6.1):

                    AGREEMENT AND PLAN OF REORGANIZATION - 23

                           (i) the business of the Company shall be conducted in
                  the ordinary and usual course and, to the extent consistent therewith, the Company shall use its best efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates;

                           (ii) the Company  shall not (i) amend its Articles of
                  Incorporation or Bylaws or amend, modify or terminate any stock option plan or Company Employee Benefit Plan, except as described in 6.1(a)(iv) below; (ii) split, combine or reclassify its outstanding shares of capital stock; (iii) declare, set aside or pay any dividend payable in cash, stock, or property in respect of any capital stock; or (iv) repurchase, redeem or otherwise acquire, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock;

                           (iii) the Company shall not (i) issue,  sell, pledge,
                  dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class or any other property or assets); (ii) other than in the ordinary and usual course of business, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other material property or assets or incur or modify any material indebtedness or other material liability; or (iii) make any commitments for, make or authorize any capital expenditures other than in the ordinary and usual course of business or, by any means, make any acquisition of, or investment in, assets or stock of any other person or entity;

                           (iv) the  Company  shall  not  terminate,  establish,
                  adopt, enter into, make any new grants or awards under, amend or otherwise modify, any stock option plan or Company Employee Benefit Plan. In addition, the Company shall not increase the salary, wage, bonus or other compensation of any employees except increases occurring in the ordinary and usual course of business (which shall include normal periodic performance reviews and related compensation and benefit increases);

                           (v) the Company  shall not settle or  compromise  any
                  material claims or litigation or, except in the ordinary and usual course of business modify, amend or terminate any of the Company Material Contracts or waive, release or assign any material rights or claims;

                           (vi) the Company  shall not make any tax  election or
                  permit any insurance policy naming it as a beneficiary or loss-payable payee to be canceled or terminated except in the ordinary and usual course of business;

                           (vii) the  Company  shall not take any action or omit
                  to take any action that would cause any of the representations and warranties of the Company herein to become untrue in any material respect; and


                    AGREEMENT AND PLAN OF REORGANIZATION - 24

                           (viii) the Company  shall not authorize or enter into
                  an agreement to do any of the foregoing.

                  (b) Notwithstanding anything herein to the contrary, prior to the Effective Time, the Company shall take all action necessary to ensure that there are no Company Convertible Securities outstanding as of the Effective Time.

         6.2 Conduct of the Acquiror. The Acquiror covenants and agrees that, after the date hereof and prior to the Effective Time (unless the Company shall otherwise approve in writing, which approval shall not be unreasonably withheld or delayed, and except as otherwise expressly contemplated by this Agreement):

                           (i) the business of the  Acquiror  shall be conducted
                  in the ordinary and usual course and, to the extent consistent therewith, the Acquiror shall use its best efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates;

                           (ii) the Acquiror shall not (i) amend its Articles of
                  Incorporation or Bylaws or amend, modify or terminate any stock option plan or Acquiror Employee Benefit Plan, except as described in 6.2(a)(iv) below; (ii) split, combine or reclassify its outstanding shares of capital stock; (iii) declare, set aside or pay any dividend payable in cash, stock, or property in respect of any capital stock; or (iv) repurchase, redeem or otherwise acquire, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock;

                           (iii) the Acquiror shall not (i) issue, sell, pledge,
                  dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class or any other property or assets); (ii) other than in the ordinary and usual course of business, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other material property or assets or incur or modify any material indebtedness or other material liability; or (iii) make any commitments for, make or authorize any capital expenditures other than in the ordinary and usual course of business or, by any means, make any acquisition of, or investment in, assets or stock of any other person or entity;

                           (iv) the  Acquiror  shall not  terminate,  establish,
                  adopt, enter into, make any new grants or awards under, amend or otherwise modify, any stock option plan or Acquiror Employee Benefit Plan. In addition, the Acquiror shall not increase the salary, wage, bonus or other compensation of any employees except increases occurring in the ordinary and usual course of business (which shall include normal periodic performance reviews and related compensation and benefit increases);


                    AGREEMENT AND PLAN OF REORGANIZATION - 25

                           (v) the Acquiror  shall not settle or compromise  any
                  material claims or litigation or, except in the ordinary and usual course of business modify, amend or terminate any of the Acquiror Material Contracts or waive, release or assign any material rights or claims;

                           (vi) the Acquiror  shall not make any tax election or
                  permit any insurance policy naming it as a beneficiary or loss-payable payee to be canceled or terminated except in the ordinary and usual course of business;

                           (vii) the Acquiror  shall not take any action or omit
                  to take any action that would cause any of the representations and warranties of the Acquiror and the Merger Sub herein to become untrue in any material respect; and

                           (viii) the Acquiror shall not authorize or enter into
                  an agreement to do any of the foregoing.

         6.3 Press Releases. The Company, the Acquiror and the Merger Sub will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press releases or other public statements with respect to any transactions described in this Agreement, including the Merger, and shall not issue any such press releases or make any such public statement prior to such consultation, except as may be required by applicable law and then, if practicable, only after consulting with the other parties hereto.

         6.4      Access to Information and Confidentiality.

                  (a) Prior to the Closing Date, each of the Company and the Acquiror shall afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours to their respective premises, books and records and will furnish to the other party (i) a copy of each report, schedule, registration statement and other documents filed by it during such period pursuant to the requirements of federal or state securities laws, and (ii) such other information with respect to its business and properties as such other party reasonably requests.

                  (b) Each of the Company and the Acquiror will, and will cause its officers, directors, employees, agents and representatives to, (i) hold in confidence, unless compelled to disclose by judicial or administrative process, or, in the opinion of its counsel, by other requirements of law, all nonpublic information concerning the other party furnished in connection with the transactions contemplated by this Agreement until such time as such information becomes publicly available (otherwise than through the wrongful act of such person),
         (ii) not release or disclose such information to any other person, except in connection with this Agreement to its auditors, attorneys, financial advisors, other consultants and advisors, and (iii) not use such information for any competitive or other purpose other than with respect to its consideration and evaluation of the transactions contemplated by this Agreement. In the event of termination of this Agreement for any

                    AGREEMENT AND PLAN OF REORGANIZATION - 26 reason, the parties hereto will promptly return or destroy all documents containing nonpublic information so obtained from any other party hereto and any copies made of such documents and any summaries, analyses or compilations made therefrom.

         6.5 Notice of Developments. Prior to the Closing, each of the parties hereto shall promptly notify the other in writing of all events, circumstances, facts and occurrences, whether arising prior to or subsequent to the date of this Agreement, that will or are reasonably likely to result in any breach of a representation or warranty or covenant made by the notifying party in this Agreement or any failure to be satisfied of any condition to the obligations of the party receiving such notice under this Agreement.

         6.6 Merger Sub Stockholder Approval. The Acquiror, as the sole shareholder of the Merger Sub, shall take all action necessary to effect the necessary shareholder approval by the Merger Sub of this Agreement.

         6.7 Reasonable Efforts; Consents, Approvals and Waivers. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger, and the other transactions contemplated by this Agreement, including, without limitation, (i) the obtaining of all necessary consents, approvals or waivers required in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger (provided that no such consent, approval or waiver shall require such party to take any action that would impair the value that such party reasonably attributes to the Merger), and (ii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement.

                                    ARTICLE 7
                               CLOSING CONDITIONS

         7.1 Conditions to Obligations of Each Party Under This Agreement. The respective obligations of each party to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by the parties hereto, in whole or in part, to the extent permitted by applicable law:

                  (a) No Restraining Action. No action, suit, or proceeding before any court or governmental or regulatory authority will be pending, no investigation by any governmental or regulatory authority will have been commenced against the Company, the Acquiror or any of the principals, officers or directors of either of them, seeking to restrain, prevent or change the transactions contemplated hereby or questioning the legality or validity of any such transactions or seeking damages in connection with any such transactions.

                  (b) Consents and Approvals. All material governmental and other third-party consents and approvals, if any, necessary to permit the consummation of the transactions

                    AGREEMENT AND PLAN OF REORGANIZATION - 27 contemplated by this Agreement, or to permit the continued operation of the business of the Surviving Corporation in substantially the same manner after the Closing Date as the Company before, including, without limitation, all required approvals of the NASD, will have been received.

         7.2 Conditions to the Acquiror's Obligations. The obligations of the Acquiror to effect the Merger and the other transactions contemplated by this Agreement are subject to the satisfaction or waiver of the following conditions at or prior to the Closing:

                  (a) Representations, Warranties and Covenants. (i) The representations and warranties of the Company in this Agreement or in any certificate delivered to the Acquiror pursuant hereto as of the date hereof will be deemed to have been made again at and as of the Closing Date and (without regard to any Schedule updates furnished by the Company after the date hereof unless consented to by the Acquiror) will then be true and correct in all material respects, and (ii) the Company will have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by the Company prior to or on the Closing Date.

                  (b) Closing Certificate. The receipt by the Acquiror of a certificate executed by the Chief Executive Officer and Chief Financial Officer of the Company dated the Closing Date, certifying that the conditions specified in Section 7.2(a) hereof have been fulfilled.

                  (c) Investor Representation Letters. Each Shareholder shall have completed, executed and delivered to the Acquiror an Investor Questionnaire and an Accredited Investor Representation Letter (pursuant to forms provided by the Acquiror) acceptable in all respects to the Acquiror and all such Investor Questionnaires and Investor Representation Letters shall be sufficient to satisfy the Acquiror, in its reasonable discretion, of the availability of an exemption from the registration requirements of the federal securities laws and any applicable state securities or "blue sky" laws for the offer and sale of shares of Acquiror Common Stock.

                  (d) Employment Agreements. Gary Purcell, Thomas Laundrie and Richard Belz shall have each entered into an employment agreement with the Surviving Corporation substantially in the form attached hereto as Exhibit A.

         7.3 Conditions to the Company's Obligations. The obligations of the Company to effect the Merger and the other transactions contemplated by this Agreement are also subject to the satisfaction or waiver of the following conditions at or prior to the Closing:

                  (a) Representations, Warranties and Covenants. (i) The representations and warranties of the Acquiror in this Agreement or in any certificate delivered to the Company pursuant hereto as of the date hereof will be deemed to have been made again at and as of the Closing Date (without regard to any Schedule updates furnished by the Acquiror after the date hereof unless consented to by the Company) and will then be true and correct in all material respects, and (ii) the Acquiror will have performed and complied in all material

                    AGREEMENT AND PLAN OF REORGANIZATION - 28 respects with all agreements and conditions required by this Agreement to be performed or complied with by the Acquiror prior to or on the Closing Date.

                  (b) Closing Certificate. The receipt by the Company of a certificate executed by the Chief Executive Officer and Chief Financial Officer of the Acquiror dated the Closing Date, certifying that the conditions specified in Section 7.3(a) hereof have been fulfilled.


                                    ARTICLE 8
                              ADDITIONAL AGREEMENTS

         8.1 Indemnification of the Company's Officers and Directors. For a period of six (6) years following the Effective Time, the Company shall indemnify, defend and hold harmless the present officers and directors of the Company with respect to any act or omission occurring prior to the Effective Time to the full extent permitted under the Company's Articles of Incorporation and Bylaws as of the date hereof (to the extent consistent with applicable law); provided, however, that such indemnification shall not apply to any matter which constitutes a breach of the representations and warranties of the Acquiror under this Agreement.

         8.2 Shareholders Fee. On the Closing Date, the Surviving Corporation shall pay to the Shareholders an aggregate amount of $100,000. Such amount shall be shared equally by Richard Belz ("Belz"), Thomas Laundrie ("Laundrie") and Gary Purcell ("Purcell").

         8.3 Release from Guaranties. The Acquiror shall use reasonable efforts and cooperate with each of Belz, Laundrie and Purcell to have each such individual released from all guaranties listed on Schedule 8.3 attached hereto, including by repayment of such debt or obligation if necessary to effect such release, provided, however, that in no event shall the Acquiror be required to repay more than $10,000.00 in indebtedness to obtain such releases.

         8.4 Equity Subordinated Loans. The equity subordinated lenders (the "Equity Subordinated Lenders") of the Company and the number of shares of Company Common Stock (collectively, the "Equity Subordinated Lender Shares") held by such Equity Subordinated Lenders are as follows: EMH Enterprises - 10 shares; Belz - 10 shares, Laundrie - 10 shares; and Purcell - 10 shares. All equity subordinated loans of the Company currently outstanding shall remain valid and in full force and effect at the Effective Time. Each Equity Subordinated Lender Share held by the Equity Subordinated Lenders shall be canceled as of the Effective Time pursuant to Section 3.1. The Surviving Corporation shall issue to each Equity Subordinated Lender that number of shares of the common stock of the Surviving Corporation equal to the number of Equity Subordinated Lender Shares held by such Equity Subordinated Lender immediately prior to the Effective Time.

         8.5 Underwriter's Warrants. Any underwriter's warrants which may be issued to the Surviving Corporation following the Effective Time shall be allocated sixty percent (60%) to the Surviving Corporation and forty percent (40%) to the Acquiror. Belz, Laundrie and Purcell may cause the Surviving Corporation to further distribute such underwriter's warrants in any manner that the Shareholders may determine in their sole discretion.

                    AGREEMENT AND PLAN OF REORGANIZATION - 29

         8.6 Excluded Assets. Those assets listed on Annex III hereto shall be transferred (to the extent necessary to remove such assets from the books of the Company) to such persons or entities as the Company may determine in its sole discretion prior to the Effective Time.

                                    ARTICLE 9
                                   TERMINATION

         9.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by mutual written consent of the Company, the Acquiror and the Merger Sub, by action of their respective Boards of Directors.

         9.2 Termination by Either the Acquiror or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of either the Acquiror or the Company if (i) the Merger shall not have been consummated by December 31, 1998, or (ii) any order permanently restraining, enjoining or otherwise prohibiting the Merger shall become final and nonappealable, provided that the right to terminate this Agreement pursuant to clause (i) above shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated.

         9.3 Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of the Company if there has been a material breach by the Acquiror or the Merger Sub of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Company to the party committing such breach.

         9.4 Termination by the Acquiror. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by action of the Board of Directors of the Acquiror if there has been a material breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Acquiror to the party committing such breach.

         9.5 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 9, this Agreement shall become void and of no effect with no liability of any party hereto (or any of its directors, officers, employees, agents, legal and financial advisors or other representatives) except as otherwise set forth herein; provided, however, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any willful breach of this Agreement.


                    AGREEMENT AND PLAN OF REORGANIZATION - 30

                                   ARTICLE 10
                               GENERAL PROVISIONS

         10.1 Expenses. Except as otherwise specifically set forth herein, each party hereto shall pay all of its own costs and expenses in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and all related agreements, and (ii) the consummation of the transactions contemplated hereby and thereby. Redstone shall cause its costs and expenses to be paid in full as of the Effective Time.

         10.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by telex, telecopy, facsimile or overnight courier, or mailed by registered or certified mail (postage prepaid and return receipt requested), to the party to whom the same is so delivered, sent or mailed at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to the Acquiror or the Merger Sub:

                           Euromed, Inc.
                           c/o Robert A. Shuey III
                           8214 Westchester   Suite 500
                           Dallas, Texas 75225
                           Telecopy:      (214) 987-2091

                           With a copy to:

                           Maurice J. Bates
                           8214 Westchester   Suite 500
                           Dallas, Texas 75225
                           Telecopy:      (214) 987-2091

                  (b)      if to the Company:

                           Redstone Securities, Inc.
                           101 Fairchild Avenue
                           Plainview, New York 11803
                           Attention: Richard Belz
                           Telecopy:      (516) 576-3840


                    AGREEMENT AND PLAN OF REORGANIZATION - 31

                           With a copy to:
                           Charles O'Rourke, Esq.
                           100 Quentin Roosevelt Boulevard
                           Suite 204
                           Garden City, New York 11530
                           Telecopy:      (516) 542-0161

Notices delivered personally or by telex, telecopy or facsimile shall be deemed delivered as of actual receipt, mailed notices shall be deemed delivered three days after mailing and overnight courier notices shall be deemed delivered one day after the date of sending.

         10.3 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated.

         10.4 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

         10.5 Miscellaneous. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof; (b) is not intended to confer upon any other person any rights or remedies hereunder and (c) shall not be assigned by operation of law or otherwise.

         10.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE
INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE
PRINCIPLES OF CONFLICT OF LAWS THEREOF.

         10.7 Counterparts. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

                   [Balance of Page Intentionally Left Blank]

                    AGREEMENT AND PLAN OF REORGANIZATION - 32

                      AGREEMENT AND PLAN OF REORGANIZATION

                                 Signature Page

         IN WITNESS WHEREOF, the Acquiror, the Merger Sub and the Company have executed or caused this Agreement to be executed on the date first written above.

                                            EUROMED, INC.


                          By:/s/: Robert A. Shuey, III
                                                 Name:Robert A. Shuey, III
                                                 Title:Chief Executive Officer

                           REDSTONE ACQUISITION CORP.


                             By:Robert A. Shuey III
                                                 Name:Robert A. Shuey III
                                                 Title:Chief Executive Officer


                            REDSTONE SECURITIES, INC.


                             By:/s/ Thomas Laundrie
                              Name:Thomas Laundrie
                                 Title:President



                    AGREEMENT AND PLAN OF REORGANIZATION - 33

                                    EXHIBIT A

                          Form of Employment Agreement


                                     ANNEX I

                       Allocation of Merger Consideration



                                                                               Merger
                                                                            Consideration
                                                                  Number of
                                                                  Shares of
                                               Number of           Acquiror           Number of
                                                Company             Common            Restricted
               Shareholder                      Shares              Stock               Shares
               -----------                      ------              -----               ------

Richard Belz                                     320               366,667             166,667
Thomas Laundrie                                  320               366,667             166,667
Gary Purcell                                     320               366,666             166,666


                                    ANNEX II

                              Vesting Restrictions

         The Restricted Shares will vest as follows: 166,667 shares when the Acquiror Common Stock has traded at $2.25 or more for twenty (20) consecutive trading days; an additional 166,667 shares when the Acquiror Common Stock has traded at $3.75 or more for twenty (20) consecutive trading days; and the remaining 166,666 shares when the Acquiror Common Stock has traded at $5.25 or more for twenty (20) consecutive trading days (all such prices and number of shares shall be appropriately adjusted in the event of any reclassification, stock split (including a reverse split), stock dividend or distribution, recapitalization, subdivision, or other similar capital transaction involving the Acquiror Common Stock). Notwithstanding the foregoing, all of the Restricted Shares will vest at any time that the Surviving Corporation reports annual net income of more than (i) $200,000 during the calendar year ending December 31, 1999; (ii) $350,000 during the calendar year ending December 31, 2000; or (iii) $525,000 during the calendar year ending December 31, 2001. Any remaining Restricted Shares will vest in their entirety on the third anniversary of the Closing Date.

                                    ANNEX III

                                 Excluded Assets

1. Accounts receivable (broker payable debit balance) from Ira Openden (not on balance sheet).

2. Accounts receivable (broker payable debit balance) from Robert Shatles (not on balance sheet).

3. Accounts receivable (broker payable debit balance) from Phil Piper (not on balance sheet).

4. Any proceeds from the Company's lawsuit against Franklin Consolidated Mining Co. remaining after repayment to the Surviving Corporation of the promissory note from Phil Piper and any out of pocket expenses incurred by the Company or the Surviving Corporation in connection with defending the counter suit.

5. Fifty percent of consulting options earned from Triangle Imaging Group after payment to Stanley Goldaber are to be excluded. The Acquiror will be entitled to fifty percent of the consulting options earned from Triangle Imaging Group after payment to Stanley Goldaber provided the Acquiror (or someone on its behalf) provides services and the research report to Triangle Imaging Group and pays all outstanding subloans of the Company.

6. Consulting options earned from Stelax.

7. Consulting options earned from An-Con Genetics, Inc.

8. Consulting options earned from Kaleidoscope Media Group, Inc.

9.       Promissory Note from The Trading Post, Inc.
         -    Balance sheet balance on 7/31/98                ..$45,500.00
         -    Balance sheet balance on 8/31/98                ...45,500.00
         -    Balance sheet balance on closing                ...32,000.00

10. 125,000 shares (pre-reverse split) of Transglobal Services, Inc. (formerly Concept Technologies).

11. Four season tickets to New York Mets baseball games.

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT is made and entered into this 6th day of November, 1998, by and between REDSTONE SECURITIES, INC., a New Jersey corporation (the "Employer"), and Richard Belz, residing at 101 Fairchild Ave, Plainview, NY (the "Employee").

                              W I T N E S S E T H:

         1. Employment. The Employer hereby employs the Employee, and the Employee hereby accepts such employment, upon the terms and subject to the conditions set forth in this Agreement.

         2.       Term.

         The term of employment under this Agreement shall commence on the date hereof and shall continue for a period of three (3) years unless earlier terminated as herein provided.

         3.       Compensation; Reimbursement; etc.

         (a) The Employer shall pay to the Employee as compensation for all services rendered by the Employee during the term of this Agreement a basic annualized salary of $60,000 per year (the "Basic Salary"), or such other sums as the parties may agree on from time to time, payable monthly or in other more frequent installments, as determined by the Employer. The Basic Salary shall be increased by ten percent (10%) each year.

         (b) In addition to the Basic Salary paid pursuant to Section 3(a), the Employer shall pay as incentive compensation an annual bonus in an amount equal to twenty percent (20%) of the amount that the annual net income of the Employer is in excess of the Target Earnings for such year. For purposes of this Section 3(b), the Target Earnings shall be $200,000 for calendar year 1999, $350,000 for calendar year 2000 and $525,000 for calendar year 2001.

         (c) The Employer shall reimburse the Employee for all reasonable expenses incurred by the Employee in the performance of his duties under this Agreement; provided, however, that the Employee must furnish to the Employer an itemized account, satisfactory to the Employer, in substantiation of such expenditures.

         (d) The Employee shall be entitled to such fringe benefits including, but not limited to, medical and insurance benefits as may be provided from time to time by the Employer to other senior officers of the Employer, a non-accountable expense account and a car/insurance allowance. The value of such fringe benefits (exclusive of any 401-K matching contributions made by Employer) shall initially be equal to $30,000 per year and shall increase by ten percent (10%) each year.

         (e) The Employee shall be entitled to a commission payout in the amount of sixty percent (60%) on brokerage transactions effected by such Employee. No ticket charges will be assessed against such commission payout.

         4. Duties. The Employee is engaged as the Vice-President and Chief Financial Officer. In addition, the Employee shall have such other duties and hold such other offices as may from time to time be reasonably assigned to him by the Board of Directors of the Employer.

         5.       Extent of Services; Vacations and Days Off.

         (a) During the term of his employment under this Agreement, the Employee shall devote such time, energy and attention during regular business hours to the benefit and business of the Employer as may be reasonably necessary in performing his duties pursuant to this Agreement.

         (b) The Employee shall be entitled to vacations with pay and to such personal and sick leave with pay in accordance with the policy of the Employer as may be established from time to time by the Employer and applied to other senior officers of the Employer.

         6.       Illness or Incapacity, Termination on Death, Etc.

         (a) If the Employee dies during the term of his employment, the Employer shall pay to the estate of the Employee such compensation, including any bonus compensation earned but not yet paid, as would otherwise have been payable to the Employee up to the end of the month in which his death occurs. The Employer shall have no additional financial obligation under this Agreement to the Employee or his estate. After receiving the payments provided in this subparagraph (a), the Employee and his estate shall have no further rights under this Agreement.

         (b) (i) During any period of disability, illness or incapacity during the term of this Agreement which renders the Employee at least temporarily unable to perform the services required under this Agreement for a period which shall not equal or exceed one hundred and eighty (180) days in any one (1) year period, the Employee shall receive the compensation payable under Section 3(a) of this Agreement plus any bonus compensation earned but not yet paid, less any benefits received by him under any disability insurance carried by or provided by the Employer. All rights of the Employee under this Agreement (other than rights already accrued) shall terminate as provided below upon the Employee's permanent disability (as defined below), although the Employee shall continue to receive any disability benefits to which he may be entitled under any disability income insurance which may be carried by or provided by the Employer from time to time.

                  (ii) The term "permanent disability" as used in this Agreement shall mean the inability of the Employee, as determined by the Board of Directors of the Employer, by reason of physical or mental disability to perform the duties required of him under this Agreement for a period of one hundred and eighty (180) days in any one-year period. Successive periods of disability, illness or incapacity will be considered separate periods unless the later period of disability, illness or incapacity is due to the same or related cause and commences less than six months from the ending of the previous period of disability. Upon such determination, the Board of Directors may terminate the Employee's employment under this Agreement upon ten (10) days' prior written notice. If any determination of the Board of Directors with respect to permanent disability is disputed by the Employee, the parties hereto agree to abide by the decision of a panel of three physicians. The Employee and Employer shall each appoint one member, and the third member of the panel shall be appointed by the other two members. The Employee agrees to make himself available for and submit to examinations by such physicians as may be directed by the Employer. Failure to submit to any such examination shall constitute a breach of a material part of this Agreement.

         7.       Other Terminations.

         (a) (i) The Employee may terminate his employment hereunder upon giving at least ninety (90) days' prior written notice.

                  (ii) If the Employee gives notice pursuant to Section 8(a) above, the Employer shall have the right to relieve the Employee, in whole or in part, of his duties under this Agreement (without reduction in compensation through the termination date).

         (b) (i) Except as otherwise provided in this Agreement, the Employer may terminate the employment of the Employee hereunder only for good cause and upon written notice; provided, however, that no breach or default by the Employee shall be deemed to occur hereunder unless the Employee shall have failed to cure the breach or default within thirty (30) days after he received written notice thereof indicating that it is a notice of termination pursuant to this Section of this Agreement.

                  (ii)     As used herein, "good cause" shall include:

     (1) the Employee's conviction of either a felony involving moral turpitude or any crime in connection with his employment by the Employer which causes the Employer a substantial detriment.

     (2) actions by the Employee as an executive officer of the Employer which clearly are contrary to the best interests of the Employer;

     (3) the Employee's willful failure to take actions permitted by law and necessary to implement policies of the Employer's Board of Directors which the Board of Directors has communicated to him in writing, provided that minutes of a Board of Directors meeting attended in its entirety by the Employee shall be deemed communicated to the Employee;

     (4) the Employee's continued failure to attend to his duties as an executive officer of the Employer; or

     (5) any condition which either resulted from the Employee's substantial dependence, as determined by the Board of Directors of the Employer, on alcohol, or any narcotic drug or other controlled or illegal substance. If any determination of substantial dependence is disputed by the Employee, the parties hereto agree to abide by the decision of a panel of three physicians appointed in the manner and subject to the same penalties for noncompliance as specified in Section 7(b)(ii) of this Agreement.

                  (iii) Termination of the employment of the Employee for reasons other than those expressly specified in this Agreement as good cause shall be deemed to be a termination of employment "without good cause."

         (c) (i) If the Employer shall terminate the employment of the Employee without good cause effective on a date earlier than the termination date provided for in Section 2 (with the effective date of termination as so identified by the Employer being referred to herein as the "Accelerated Termination Date"), the Employee, until the termination date provided for in
Section 2 or until the date which is six (6) months after Accelerated Termination Date, whichever is later, shall continue to receive the salary and other compensation and employee benefits that the Employer has heretofore in
Section 3 agreed to pay and to provide for the Employee, in each case in the amount and kind and at the time provided for in Section 3; provided that, notwithstanding such termination of employment, the Employee's covenants set forth in Section 10 and Section 11 are intended to and shall remain in full force and effect.

                  (ii) The parties agree that, because there can be no exact measure of the damage that would occur to the Employee as a result of a termination by the Employer of the Employee's employment without good cause, the payments and benefits paid and provided pursuant to this Section 8(c) shall be deemed to constitute liquidated damages and not a penalty for the Employer's termination of the Employee's employment without good cause, and the Employer agrees that the Employee should not be required to mitigate his damages.

         (d) If the employment of the Employee is terminated for good cause under Section 8(b)(ii) of this Agreement, or if the Employee voluntarily terminates his employment by written notice to the Employer under Section 8(a) of this Agreement, the Employer shall pay to the Employee any compensation earned but not paid to the Employee prior to the effective date of such termination. Under such circumstances, such payment shall be in full and complete discharge of any and all liabilities or obligations of the Employer to the Employee hereunder, and the Employee shall be entitled to no further benefits under this Agreement.

         8. Disclosure. The Employee agrees that during the term of his employment by the Employer, he will disclose and disclose only to the Employer all ideas, methods, plans, developments or improvements known by him which relate directly or indirectly to the business of the Employer, whether acquired by the Employee before or during his employment by the Employer. Nothing in this
Section 9 shall be construed as requiring any such communication where the idea, plan, method or development is lawfully protected from disclosure as a trade secret of a third party or by any other lawful prohibition against such communication.

         9. Confidentiality. The Employee agrees to keep in strict secrecy and confidence any and all information the Employee assimilates or to which he has access during his employment by the Employer and which has not been publicly disclosed and is not a matter of common knowledge in the fields of work of the Employer. The Employee agrees that both during and after the term of his employment by the Employer, he will not, without the prior written consent of the Employer, disclose any such confidential information to any third person, partnership, joint venture, company, corporation or other organization.

         10.      Noncompetition and Nonsolicitation.

         The Employee hereby acknowledges that, during and solely as a result of his employment by the Employer, he has received and shall continue to receive:
(1) special training and education with respect to the operations of a registered broker/dealer in securities and other related matters, and (2) access to confidential information and business and professional contacts. In consideration of the special and unique opportunities afforded to the Employee by the Employer as a result of the Employee's employment, as outlined in the previous sentence, the Employee hereby agrees as follows:

         (a) During the term of the Employee's employment, whether pursuant to this Agreement, any automatic or other renewal hereof or otherwise, and, except as may be otherwise herein provided, for a period of one (1) year after the termination of his employment with the Employer, regardless of the reason for such termination, the Employee shall not, directly or indirectly, exercise control over any business which competes with the business of the Employer. For purposes of this Agreement, "control" shall mean acting in a decision making capacity for any person, firm, partnership, corporation or other entity so competing with the Employer (a "Competing Entity"). The Employee shall not own an equity interest in any Competing Entity. The restrictions of this Section 10 shall not be violated by outside business investments that do not in any manner conflict with the services to be rendered by the Employee for the Employer and that do not diminish or detract from the Employee's ability to render his required attention to the business of the Employer.

         (b) During his employment with the Employer and, except as may be otherwise herein provided, for a period of two (2) years following the termination of his employment with the Employer, regardless of the reason for such termination, the Employee agrees he will refrain from and will not, directly or indirectly, as an individual, partner, officer, director, stockholder, employee, advisor, independent contractor, joint venturer, consultant, agent, representative, salesman or otherwise (1) solicit any of the employees of the Employer to terminate their employment or (2) accept employment with or seek remuneration by any of the clients or customers of the Employer with whom the Employer did business during the term of the Employee's employment.

         (c) The period of time during which the Employee is prohibited from engaging in certain business practices pursuant to Sections 10(a) or (b) shall be extended by any length of time during which the Employee is in breach of such covenants.

         (d) It is understood by and between the parties hereto that the foregoing restrictive covenants set forth in Sections 10(a) through (c) are essential elements of this Agreement, and that, but for the agreement of the Employee to comply with such covenants, the Employer would not have agreed to enter into this Agreement. Such covenants by the Employee shall be construed as agreements independent of any other provision in this Agreement. The existence of any claim or cause of action of the Employee against the Employer, whether predicated on this Agreement, or otherwise, shall not constitute a defense to the enforcement by the Employer of such covenants.

         (e) It is agreed by the Employer and Employee that if any portion of the covenants set forth in this Section 10 are held to be invalid, unreasonable, arbitrary or against public policy, then such portion of such covenants shall be considered divisible both as to time and geographical area. The Employer and Employee agree that, if any court of competent jurisdiction determines the specified time period or the specified geographical area applicable to this
Section 10 to be invalid, unreasonable, arbitrary or against public policy, a lesser time period or geographical area which is determined to be reasonable, non-arbitrary and not against public policy may be enforced against the Employee. The Employer and the Employee agree that the foregoing covenants are appropriate and reasonable when considered in light of the nature and extent of the business conducted by the Employer.

         11. Specific Performance. The Employee agrees that damages at law will be an insufficient remedy to the Employer if the Employee violates the terms of Sections 9, 10 or 11 of this Agreement and that the Employer would suffer irreparable damage as a result of such violation. Accordingly, it is agreed that the Employer shall be entitled, upon application to a court of competent jurisdiction, to obtain injunctive relief to enforce the provisions of such Sections, which injunctive relief shall be in addition to any other rights or remedies available to the Employer. The Employee agrees to pay to the Employer all costs and expenses incurred by the Employer relating to the enforcement of the terms of Sections 9, 10 or 11 of this Agreement, including reasonable fees and disbursements of counsel (both at trial and in appellate proceedings).

         12. Compliance with Other Agreements. The Employee represents and warrants that the execution of this Agreement by him and his performance of his obligations hereunder will not conflict with, result in the breach of any provision of or the termination of or constitute a default under any Agreement to which the Employee is a party or by which the Employee is or may be bound.

         13. Waiver of Breach. The waiver by the Employer of a breach of any of the provisions of this Agreement by the Employee shall not be construed as a waiver of any subsequent breach by the Employee.

         14. Binding Effect; Assignment. The rights and obligations of the Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Employer. This Agreement is a personal employment contract and the rights, obligations and interests of the Employee hereunder may not be sold, assigned, transferred, pledged or hypothecated.

         15. Entire Agreement. This Agreement contains the entire agreement and supersedes all prior agreements and understandings, oral or written, with respect to the subject matter hereof. This Agreement may be changed only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge is sought.

         16.      Construction and Interpretation.

         (a) This Agreement shall be construed pursuant to and governed by the laws of the State of New York.

         (b) The headings of the various sections in this Agreement are inserted for convenience of the parties and shall not affect the meaning, construction or interpretation of this Agreement.

         (c) Any provision of this Agreement which is determined by a court of competent jurisdiction to be prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction. In any such case, such determination shall not affect any other provision of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect. If any provision or term of this Agreement is susceptible to two or more constructions or interpretations, one or more of which would render the provision or term void or unenforceable, the parties agree that a construction or interpretation which renders the term or provision valid shall be favored.

         17. Notice. All notices which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy or similar electronic transmission method; one working day after it is sent, if sent by recognized expedited delivery service; and five days after it is sent, if mailed, first class mail, certified mail, return receipt requested, with postage prepaid. In each case notice shall be sent to:

2





         To the Employer:           Redstone Securities, Inc.
                                    8214 Westchester, Suite 500
                                    Dallas, Texas 75225
                                    Attn:  Robert A. Shuey, III
                                    Telecopy: (214) 987-2091

                                    With a copy to:
                                    Maurice J. Bates, Esq.
                                    8214 Westchester, Suite 500
                                    Dallas, Texas 75225
                                    Telecopy:  (214)987-2091

         To the Employee at his address herein first above written.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                                     REDSTONE SECURITIES, INC.


                                                     By: /s/ Thomas Laundrie
                                                          Name: Thomas Laundrie
                                                          Title: President


                                    EMPLOYEE:


                                                     /S/ Richard Belz

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT is made and entered into this 6th day of November, 1998, by and between REDSTONE SECURITIES, INC., a New Jersey corporation (the "Employer"), and Gary Purcell, residing at 101 Fairchild Ave, Plainview, NY (the "Employee").

                              W I T N E S S E T H:

         1. Employment. The Employer hereby employs the Employee, and the Employee hereby accepts such employment, upon the terms and subject to the conditions set forth in this Agreement.

         2.       Term.

         The term of employment under this Agreement shall commence on the date hereof and shall continue for a period of three (3) years unless earlier terminated as herein provided.

         3.       Compensation; Reimbursement; etc.

         (a) The Employer shall pay to the Employee as compensation for all services rendered by the Employee during the term of this Agreement a basic annualized salary of $60,000 per year (the "Basic Salary"), or such other sums as the parties may agree on from time to time, payable monthly or in other more frequent installments, as determined by the Employer. The Basic Salary shall be increased by ten percent (10%) each year.

         (b) In addition to the Basic Salary paid pursuant to Section 3(a), the Employer shall pay as incentive compensation an annual bonus in an amount equal to twenty percent (20%) of the amount that the annual net income of the Employer is in excess of the Target Earnings for such year. For purposes of this Section 3(b), the Target Earnings shall be $200,000 for calendar year 1999, $350,000 for calendar year 2000 and $525,000 for calendar year 2001.

         (c) The Employer shall reimburse the Employee for all reasonable expenses incurred by the Employee in the performance of his duties under this Agreement; provided, however, that the Employee must furnish to the Employer an itemized account, satisfactory to the Employer, in substantiation of such expenditures.

         (d) The Employee shall be entitled to such fringe benefits including, but not limited to, medical and insurance benefits as may be provided from time to time by the Employer to other senior officers of the Employer, a non-accountable expense account and a car/insurance allowance. The value of such fringe benefits (exclusive of any 401-K matching contributions made by Employer) shall initially be equal to $30,000 per year and shall increase by ten percent (10%) each year.

         (e) The Employee shall be entitled to a commission payout in the amount of sixty percent (60%) on brokerage transactions effected by such Employee. No ticket charges will be assessed against such commission payout.

         4. Duties. The Employee is engaged as the Vice-President. In addition, the Employee shall have such other duties and hold such other offices as may from time to time be reasonably assigned to him by the Board of Directors of the Employer.

         5.       Extent of Services; Vacations and Days Off.

         (a) During the term of his employment under this Agreement, the Employee shall devote such time, energy and attention during regular business hours to the benefit and business of the Employer as may be reasonably necessary in performing his duties pursuant to this Agreement.

         (b) The Employee shall be entitled to vacations with pay and to such personal and sick leave with pay in accordance with the policy of the Employer as may be established from time to time by the Employer and applied to other senior officers of the Employer.

         6.       Illness or Incapacity, Termination on Death, Etc.

         (a) If the Employee dies during the term of his employment, the Employer shall pay to the estate of the Employee such compensation, including any bonus compensation earned but not yet paid, as would otherwise have been payable to the Employee up to the end of the month in which his death occurs. The Employer shall have no additional financial obligation under this Agreement to the Employee or his estate. After receiving the payments provided in this subparagraph (a), the Employee and his estate shall have no further rights under this Agreement.

         (b) (i) During any period of disability, illness or incapacity during the term of this Agreement which renders the Employee at least temporarily unable to perform the services required under this Agreement for a period which shall not equal or exceed one hundred and eighty (180) days in any one (1) year period, the Employee shall receive the compensation payable under Section 3(a) of this Agreement plus any bonus compensation earned but not yet paid, less any benefits received by him under any disability insurance carried by or provided by the Employer. All rights of the Employee under this Agreement (other than rights already accrued) shall terminate as provided below upon the Employee's permanent disability (as defined below), although the Employee shall continue to receive any disability benefits to which he may be entitled under any disability income insurance which may be carried by or provided by the Employer from time to time.

                  (ii) The term "permanent disability" as used in this Agreement shall mean the inability of the Employee, as determined by the Board of Directors of the Employer, by reason of physical or mental disability to perform the duties required of him under this Agreement for a period of one hundred and eighty (180) days in any one-year period. Successive periods of disability, illness or incapacity will be considered separate periods unless the later period of disability, illness or incapacity is due to the same or related cause and commences less than six months from the ending of the previous period of disability. Upon such determination, the Board of Directors may terminate the Employee's employment under this Agreement upon ten (10) days' prior written notice. If any determination of the Board of Directors with respect to permanent disability is disputed by the Employee, the parties hereto agree to abide by the decision of a panel of three physicians. The Employee and Employer shall each appoint one member, and the third member of the panel shall be appointed by the other two members. The Employee agrees to make himself available for and submit to examinations by such physicians as may be directed by the Employer. Failure to submit to any such examination shall constitute a breach of a material part of this Agreement.

         7.       Other Terminations.

         (a) (i) The Employee may terminate his employment hereunder upon giving at least ninety (90) days' prior written notice.

                  (ii) If the Employee gives notice pursuant to Section 8(a) above, the Employer shall have the right to relieve the Employee, in whole or in part, of his duties under this Agreement (without reduction in compensation through the termination date).

         (b) (i) Except as otherwise provided in this Agreement, the Employer may terminate the employment of the Employee hereunder only for good cause and upon written notice; provided, however, that no breach or default by the Employee shall be deemed to occur hereunder unless the Employee shall have failed to cure the breach or default within thirty (30) days after he received written notice thereof indicating that it is a notice of termination pursuant to this Section of this Agreement.

                  (ii)     As used herein, "good cause" shall include:

(1) the Employee's conviction of either a felony involving moral turpitude or any crime in connection with his employment by the Employer which causes the Employer a substantial detriment.
     (2) actions by the Employee as an executive officer of the Employer which clearly are contrary to the best interests of the Employer;

(3) the Employee's willful failure to take actions permitted by law and necessary to implement policies of the Employer's Board of Directors which the Board of Directors has communicated to him in writing, provided that minutes of a Board of Directors meeting attended in its entirety by the Employee shall be deemed communicated to the Employee;

     (4) the Employee's continued failure to attend to his duties as an executive officer of the Employer; or

     (5) any condition which either resulted from the Employee's substantial dependence, as determined by the Board of Directors of the Employer, on alcohol, or any narcotic drug or other controlled or illegal substance. If any determination of substantial dependence is disputed by the Employee, the parties hereto agree to abide by the decision of a panel of three physicians appointed in the manner and subject to the same penalties for noncompliance as specified in Section 7(b)(ii) of this Agreement.

                  (iii) Termination of the employment of the Employee for reasons other than those expressly specified in this Agreement as good cause shall be deemed to be a termination of employment "without good cause."

         (c) (i) If the Employer shall terminate the employment of the Employee without good cause effective on a date earlier than the termination date provided for in Section 2 (with the effective date of termination as so identified by the Employer being referred to herein as the "Accelerated Termination Date"), the Employee, until the termination date provided for in
Section 2 or until the date which is six (6) months after Accelerated Termination Date, whichever is later, shall continue to receive the salary and other compensation and employee benefits that the Employer has heretofore in
Section 3 agreed to pay and to provide for the Employee, in each case in the amount and kind and at the time provided for in Section 3; provided that, notwithstanding such termination of employment, the Employee's covenants set forth in Section 10 and Section 11 are intended to and shall remain in full force and effect.

                  (ii) The parties agree that, because there can be no exact measure of the damage that would occur to the Employee as a result of a termination by the Employer of the Employee's employment without good cause, the payments and benefits paid and provided pursuant to this Section 8(c) shall be deemed to constitute liquidated damages and not a penalty for the Employer's termination of the Employee's employment without good cause, and the Employer agrees that the Employee should not be required to mitigate his damages.

         (d) If the employment of the Employee is terminated for good cause under Section 8(b)(ii) of this Agreement, or if the Employee voluntarily terminates his employment by written notice to the Employer under Section 8(a) of this Agreement, the Employer shall pay to the Employee any compensation earned but not paid to the Employee prior to the effective date of such termination. Under such circumstances, such payment shall be in full and complete discharge of any and all liabilities or obligations of the Employer to the Employee hereunder, and the Employee shall be entitled to no further benefits under this Agreement.

         8. Disclosure. The Employee agrees that during the term of his employment by the Employer, he will disclose and disclose only to the Employer all ideas, methods, plans, developments or improvements known by him which relate directly or indirectly to the business of the Employer, whether acquired by the Employee before or during his employment by the Employer. Nothing in this
Section 9 shall be construed as requiring any such communication where the idea, plan, method or development is lawfully protected from disclosure as a trade secret of a third party or by any other lawful prohibition against such communication.

         9. Confidentiality. The Employee agrees to keep in strict secrecy and confidence any and all information the Employee assimilates or to which he has access during his employment by the Employer and which has not been publicly disclosed and is not a matter of common knowledge in the fields of work of the Employer. The Employee agrees that both during and after the term of his employment by the Employer, he will not, without the prior written consent of the Employer, disclose any such confidential information to any third person, partnership, joint venture, company, corporation or other organization.

         10.      Noncompetition and Nonsolicitation.

         The Employee hereby acknowledges that, during and solely as a result of his employment by the Employer, he has received and shall continue to receive:
(1) special training and education with respect to the operations of a registered broker/dealer in securities and other related matters, and (2) access to confidential information and business and professional contacts. In consideration of the special and unique opportunities afforded to the Employee by the Employer as a result of the Employee's employment, as outlined in the previous sentence, the Employee hereby agrees as follows:

         (a) During the term of the Employee's employment, whether pursuant to this Agreement, any automatic or other renewal hereof or otherwise, and, except as may be otherwise herein provided, for a period of one (1) year after the termination of his employment with the Employer, regardless of the reason for such termination, the Employee shall not, directly or indirectly, exercise control over any business which competes with the business of the Employer. For purposes of this Agreement, "control" shall mean acting in a decision making capacity for any person, firm, partnership, corporation or other entity so competing with the Employer (a "Competing Entity"). The Employee shall not own an equity interest in any Competing Entity. The restrictions of this Section 10 shall not be violated by outside business investments that do not in any manner conflict with the services to be rendered by the Employee for the Employer and that do not diminish or detract from the Employee's ability to render his required attention to the business of the Employer.

         (b) During his employment with the Employer and, except as may be otherwise herein provided, for a period of two (2) years following the termination of his employment with the Employer, regardless of the reason for such termination, the Employee agrees he will refrain from and will not, directly or indirectly, as an individual, partner, officer, director, stockholder, employee, advisor, independent contractor, joint venturer, consultant, agent, representative, salesman or otherwise (1) solicit any of the employees of the Employer to terminate their employment or (2) accept employment with or seek remuneration by any of the clients or customers of the Employer with whom the Employer did business during the term of the Employee's employment.

         (c) The period of time during which the Employee is prohibited from engaging in certain business practices pursuant to Sections 10(a) or (b) shall be extended by any length of time during which the Employee is in breach of such covenants.

         (d) It is understood by and between the parties hereto that the foregoing restrictive covenants set forth in Sections 10(a) through (c) are essential elements of this Agreement, and that, but for the agreement of the Employee to comply with such covenants, the Employer would not have agreed to enter into this Agreement. Such covenants by the Employee shall be construed as agreements independent of any other provision in this Agreement. The existence of any claim or cause of action of the Employee against the Employer, whether predicated on this Agreement, or otherwise, shall not constitute a defense to the enforcement by the Employer of such covenants.

         (e) It is agreed by the Employer and Employee that if any portion of the covenants set forth in this Section 10 are held to be invalid, unreasonable, arbitrary or against public policy, then such portion of such covenants shall be considered divisible both as to time and geographical area. The Employer and Employee agree that, if any court of competent jurisdiction determines the specified time period or the specified geographical area applicable to this
Section 10 to be invalid, unreasonable, arbitrary or against public policy, a lesser time period or geographical area which is determined to be reasonable, non-arbitrary and not against public policy may be enforced against the Employee. The Employer and the Employee agree that the foregoing covenants are appropriate and reasonable when considered in light of the nature and extent of the business conducted by the Employer.

         11. Specific Performance. The Employee agrees that damages at law will be an insufficient remedy to the Employer if the Employee violates the terms of Sections 9, 10 or 11 of this Agreement and that the Employer would suffer irreparable damage as a result of such violation. Accordingly, it is agreed that the Employer shall be entitled, upon application to a court of competent jurisdiction, to obtain injunctive relief to enforce the provisions of such Sections, which injunctive relief shall be in addition to any other rights or remedies available to the Employer. The Employee agrees to pay to the Employer all costs and expenses incurred by the Employer relating to the enforcement of the terms of Sections 9, 10 or 11 of this Agreement, including reasonable fees and disbursements of counsel (both at trial and in appellate proceedings).

         12. Compliance with Other Agreements. The Employee represents and warrants that the execution of this Agreement by him and his performance of his obligations hereunder will not conflict with, result in the breach of any provision of or the termination of or constitute a default under any Agreement to which the Employee is a party or by which the Employee is or may be bound.

         13. Waiver of Breach. The waiver by the Employer of a breach of any of the provisions of this Agreement by the Employee shall not be construed as a waiver of any subsequent breach by the Employee.

         14. Binding Effect; Assignment. The rights and obligations of the Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Employer. This Agreement is a personal employment contract and the rights, obligations and interests of the Employee hereunder may not be sold, assigned, transferred, pledged or hypothecated.

         15. Entire Agreement. This Agreement contains the entire agreement and supersedes all prior agreements and understandings, oral or written, with respect to the subject matter hereof. This Agreement may be changed only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge is sought.

         16.      Construction and Interpretation.

         (a) This Agreement shall be construed pursuant to and governed by the laws of the State of New York.

         (b) The headings of the various sections in this Agreement are inserted for convenience of the parties and shall not affect the meaning, construction or interpretation of this Agreement.

         (c) Any provision of this Agreement which is determined by a court of competent jurisdiction to be prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction. In any such case, such determination shall not affect any other provision of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect. If any provision or term of this Agreement is susceptible to two or more constructions or interpretations, one or more of which would render the provision or term void or unenforceable, the parties agree that a construction or interpretation which renders the term or provision valid shall be favored.

         17. Notice. All notices which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy or similar electronic transmission method; one working day after it is sent, if sent by recognized expedited delivery service; and five days after it is sent, if mailed, first class mail, certified mail, return receipt requested, with postage prepaid. In each case notice shall be sent to:

                                    To the Employer:
                                    Redstone Securities, Inc.
                                    8214 Westchester, Suite 500
                                    Dallas, Texas 75225
                                    Attn:  Robert A. Shuey, III
                                    Telecopy:  (214) 987-2091

                                    With a copy to:
                                    Maurice J. Bates, Esq.
                                    8214 Westchester, Suite 500
                                    Dallas, Texas 75225
                                    Telecopy:  214/987-2091

         To the Employee at his address herein first above written.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                            REDSTONE SECURITIES, INC.


                             By: Robert A. Shuey III
                           Name: Robert A. Shuey, III
                         Title: Chief Executive Officer


                                    EMPLOYEE:

                                /s/ Gary Purcell

                                  Gary Purcell

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT is made and entered into this 6th day of November, 1998, by and between REDSTONE SECURITIES, INC., a New Jersey corporation (the "Employer"), and Thomas Laundrie, residing at 101 Fairchild Ave, Plainview, NY (the "Employee").

                              W I T N E S S E T H:

         1. Employment. The Employer hereby employs the Employee, and the Employee hereby accepts such employment, upon the terms and subject to the conditions set forth in this Agreement.

         2.       Term.

         The term of employment under this Agreement shall commence on the date hereof and shall continue for a period of three (3) years unless earlier terminated as herein provided.

         3.       Compensation; Reimbursement; etc.

         (a) The Employer shall pay to the Employee as compensation for all services rendered by the Employee during the term of this Agreement a basic annualized salary of $60,000 per year (the "Basic Salary"), or such other sums as the parties may agree on from time to time, payable monthly or in other more frequent installments, as determined by the Employer. The Basic Salary shall be increased by ten percent (10%) each year.

         (b) In addition to the Basic Salary paid pursuant to Section 3(a), the Employer shall pay as incentive compensation an annual bonus in an amount equal to twenty percent (20%) of the amount that the annual net income of the Employer is in excess of the Target Earnings for such year. For purposes of this Section 3(b), the Target Earnings shall be $200,000 for calendar year 1999, $350,000 for calendar year 2000 and $525,000 for calendar year 2001.

         (c) The Employer shall reimburse the Employee for all reasonable expenses incurred by the Employee in the performance of his duties under this Agreement; provided, however, that the Employee must furnish to the Employer an itemized account, satisfactory to the Employer, in substantiation of such expenditures.

         (d) The Employee shall be entitled to such fringe benefits including, but not limited to, medical and insurance benefits as may be provided from time to time by the Employer to other senior officers of the Employer, a non-accountable expense account and a car/insurance allowance. The value of such fringe benefits (exclusive of any 401-K matching contributions made by Employer) shall initially be equal to $30,000 per year and shall increase by ten percent (10%) each year.

         (e) The Employee shall be entitled to a commission payout in the amount of sixty percent (60%) on brokerage transactions effected by such Employee. No ticket charges will be assessed against such commission payout.

         4. Duties. The Employee is engaged as the President. In addition, the Employee shall have such other duties and hold such other offices as may from time to time be reasonably assigned to him by the Board of Directors of the Employer.

5.       Extent of Services; Vacations and Days Off.

         (a) During the term of his employment under this Agreement, the Employee shall devote such time, energy and attention during regular business hours to the benefit and business of the Employer as may be reasonably necessary in performing his duties pursuant to this Agreement.

         (b) The Employee shall be entitled to vacations with pay and to such personal and sick leave with pay in accordance with the policy of the Employer as may be established from time to time by the Employer and applied to other senior officers of the Employer.

         6.       Illness or Incapacity, Termination on Death, Etc.

         (a) If the Employee dies during the term of his employment, the Employer shall pay to the estate of the Employee such compensation, including any bonus compensation earned but not yet paid, as would otherwise have been payable to the Employee up to the end of the month in which his death occurs. The Employer shall have no additional financial obligation under this Agreement to the Employee or his estate. After receiving the payments provided in this subparagraph (a), the Employee and his estate shall have no further rights under this Agreement.

         (b) (i) During any period of disability, illness or incapacity during the term of this Agreement which renders the Employee at least temporarily unable to perform the services required under this Agreement for a period which shall not equal or exceed one hundred and eighty (180) days in any one (1) year period, the Employee shall receive the compensation payable under Section 3(a) of this Agreement plus any bonus compensation earned but not yet paid, less any benefits received by him under any disability insurance carried by or provided by the Employer. All rights of the Employee under this Agreement (other than rights already accrued) shall terminate as provided below upon the Employee's permanent disability (as defined below), although the Employee shall continue to receive any disability benefits to which he may be entitled under any disability income insurance which may be carried by or provided by the Employer from time to time.

                  (ii) The term "permanent disability" as used in this Agreement shall mean the inability of the Employee, as determined by the Board of Directors of the Employer, by reason of physical or mental disability to perform the duties required of him under this Agreement for a period of one hundred and eighty (180) days in any one-year period. Successive periods of disability, illness or incapacity will be considered separate periods unless the later period of disability, illness or incapacity is due to the same or related cause and commences less than six months from the ending of the previous period of disability. Upon such determination, the Board of Directors may terminate the Employee's employment under this Agreement upon ten (10) days' prior written notice. If any determination of the Board of Directors with respect to permanent disability is disputed by the Employee, the parties hereto agree to abide by the decision of a panel of three physicians. The Employee and Employer shall each appoint one member, and the third member of the panel shall be appointed by the other two members. The Employee agrees to make himself available for and submit to examinations by such physicians as may be directed by the Employer. Failure to submit to any such examination shall constitute a breach of a material part of this Agreement.

         7.       Other Terminations.

         (a) (i) The Employee may terminate his employment hereunder upon giving at least ninety (90) days' prior written notice.

                  (ii) If the Employee gives notice pursuant to Section 8(a) above, the Employer shall have the right to relieve the Employee, in whole or in part, of his duties under this Agreement (without reduction in compensation through the termination date).

         (b) (i) Except as otherwise provided in this Agreement, the Employer may terminate the employment of the Employee hereunder only for good cause and upon written notice; provided, however, that no breach or default by the Employee shall be deemed to occur hereunder unless the Employee shall have failed to cure the breach or default within thirty (30) days after he received written notice thereof indicating that it is a notice of termination pursuant to this Section of this Agreement.

                  (ii)     As used herein, "good cause" shall include:

     (1) the Employee's conviction of either a felony involving moral turpitude or any crime in connection with his employment by the Employer which causes the Employer a substantial detriment.

     (2) actions by the Employee as an executive officer of the Employer which clearly are contrary to the best interests of the Employer;

     (3) the Employee's willful failure to take actions permitted by law and necessary to implement policies of the Employer's Board of Directors which the Board of Directors has communicated to him in writing, provided that minutes of a Board of Directors meeting attended in its entirety by the Employee shall be deemed communicated to the Employee;

     (4) the Employee's continued failure to attend to his duties as an executive officer of the Employer; or

     (5) any condition which either resulted from the Employee's substantial dependence, as determined by the Board of Directors of the Employer, on alcohol, or any narcotic drug or other controlled or illegal substance. If any determination of substantial dependence is disputed by the Employee, the parties hereto agree to abide by the decision of a panel of three physicians appointed in the manner and subject to the same penalties for noncompliance as specified in Section 7(b)(ii) of this Agreement.

                  (iii) Termination of the employment of the Employee for reasons other than those expressly specified in this Agreement as good cause shall be deemed to be a termination of employment "without good cause."

         (c) (i) If the Employer shall terminate the employment of the Employee without good cause effective on a date earlier than the termination date provided for in Section 2 (with the effective date of termination as so identified by the Employer being referred to herein as the "Accelerated Termination Date"), the Employee, until the termination date provided for in
Section 2 or until the date which is six (6) months after Accelerated Termination Date, whichever is later, shall continue to receive the salary and other compensation and employee benefits that the Employer has heretofore in
Section 3 agreed to pay and to provide for the Employee, in each case in the amount and kind and at the time provided for in Section 3; provided that, notwithstanding such termination of employment, the Employee's covenants set forth in Section 10 and Section 11 are intended to and shall remain in full force and effect.

                  (ii) The parties agree that, because there can be no exact measure of the damage that would occur to the Employee as a result of a termination by the Employer of the Employee's employment without good cause, the payments and benefits paid and provided pursuant to this Section 8(c) shall be deemed to constitute liquidated damages and not a penalty for the Employer's termination of the Employee's employment without good cause, and the Employer agrees that the Employee should not be required to mitigate his damages.

         (d) If the employment of the Employee is terminated for good cause under Section 8(b)(ii) of this Agreement, or if the Employee voluntarily terminates his employment by written notice to the Employer under Section 8(a) of this Agreement, the Employer shall pay to the Employee any compensation earned but not paid to the Employee prior to the effective date of such termination. Under such circumstances, such payment shall be in full and complete discharge of any and all liabilities or obligations of the Employer to the Employee hereunder, and the Employee shall be entitled to no further benefits under this Agreement.

         8. Disclosure. The Employee agrees that during the term of his employment by the Employer, he will disclose and disclose only to the Employer all ideas, methods, plans, developments or improvements known by him which relate directly or indirectly to the business of the Employer, whether acquired by the Employee before or during his employment by the Employer. Nothing in this
Section 9 shall be construed as requiring any such communication where the idea, plan, method or development is lawfully protected from disclosure as a trade secret of a third party or by any other lawful prohibition against such communication.

         9. Confidentiality. The Employee agrees to keep in strict secrecy and confidence any and all information the Employee assimilates or to which he has access during his employment by the Employer and which has not been publicly disclosed and is not a matter of common knowledge in the fields of work of the Employer. The Employee agrees that both during and after the term of his employment by the Employer, he will not, without the prior written consent of the Employer, disclose any such confidential information to any third person, partnership, joint venture, company, corporation or other organization.

         10.      Noncompetition and Nonsolicitation.

         The Employee hereby acknowledges that, during and solely as a result of his employment by the Employer, he has received and shall continue to receive:
(1) special training and education with respect to the operations of a registered broker/dealer in securities and other related matters, and (2) access to confidential information and business and professional contacts. In consideration of the special and unique opportunities afforded to the Employee by the Employer as a result of the Employee's employment, as outlined in the previous sentence, the Employee hereby agrees as follows:

         (a) During the term of the Employee's employment, whether pursuant to this Agreement, any automatic or other renewal hereof or otherwise, and, except as may be otherwise herein provided, for a period of one (1) year after the termination of his employment with the Employer, regardless of the reason for such termination, the Employee shall not, directly or indirectly, exercise control over any business which competes with the business of the Employer. For purposes of this Agreement, "control" shall mean acting in a decision making capacity for any person, firm, partnership, corporation or other entity so competing with the Employer (a "Competing Entity"). The Employee shall not own an equity interest in any Competing Entity. The restrictions of this Section 10 shall not be violated by outside business investments that do not in any manner conflict with the services to be rendered by the Employee for the Employer and that do not diminish or detract from the Employee's ability to render his required attention to the business of the Employer.

         (b) During his employment with the Employer and, except as may be otherwise herein provided, for a period of two (2) years following the termination of his employment with the Employer, regardless of the reason for such termination, the Employee agrees he will refrain from and will not, directly or indirectly, as an individual, partner, officer, director, stockholder, employee, advisor, independent contractor, joint venturer, consultant, agent, representative, salesman or otherwise (1) solicit any of the employees of the Employer to terminate their employment or (2) accept employment with or seek remuneration by any of the clients or customers of the Employer with whom the Employer did business during the term of the Employee's employment.

         (c) The period of time during which the Employee is prohibited from engaging in certain business practices pursuant to Sections 10(a) or (b) shall be extended by any length of time during which the Employee is in breach of such covenants.

         (d) It is understood by and between the parties hereto that the foregoing restrictive covenants set forth in Sections 10(a) through (c) are essential elements of this Agreement, and that, but for the agreement of the Employee to comply with such covenants, the Employer would not have agreed to enter into this Agreement. Such covenants by the Employee shall be construed as agreements independent of any other provision in this Agreement. The existence of any claim or cause of action of the Employee against the Employer, whether predicated on this Agreement, or otherwise, shall not constitute a defense to the enforcement by the Employer of such covenants.

         (e) It is agreed by the Employer and Employee that if any portion of the covenants set forth in this Section 10 are held to be invalid, unreasonable, arbitrary or against public policy, then such portion of such covenants shall be considered divisible both as to time and geographical area. The Employer and Employee agree that, if any court of competent jurisdiction determines the specified time period or the specified geographical area applicable to this
Section 10 to be invalid, unreasonable, arbitrary or against public policy, a lesser time period or geographical area which is determined to be reasonable, non-arbitrary and not against public policy may be enforced against the Employee. The Employer and the Employee agree that the foregoing covenants are appropriate and reasonable when considered in light of the nature and extent of the business conducted by the Employer.

         11. Specific Performance. The Employee agrees that damages at law will be an insufficient remedy to the Employer if the Employee violates the terms of Sections 9, 10 or 11 of this Agreement and that the Employer would suffer irreparable damage as a result of such violation. Accordingly, it is agreed that the Employer shall be entitled, upon application to a court of competent jurisdiction, to obtain injunctive relief to enforce the provisions of such Sections, which injunctive relief shall be in addition to any other rights or remedies available to the Employer. The Employee agrees to pay to the Employer all costs and expenses incurred by the Employer relating to the enforcement of the terms of Sections 9, 10 or 11 of this Agreement, including reasonable fees and disbursements of counsel (both at trial and in appellate proceedings).

         12. Compliance with Other Agreements. The Employee represents and warrants that the execution of this Agreement by him and his performance of his obligations hereunder will not conflict with, result in the breach of any provision of or the termination of or constitute a default under any Agreement to which the Employee is a party or by which the Employee is or may be bound.

         13. Waiver of Breach. The waiver by the Employer of a breach of any of the provisions of this Agreement by the Employee shall not be construed as a waiver of any subsequent breach by the Employee.

         14. Binding Effect; Assignment. The rights and obligations of the Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Employer. This Agreement is a personal employment contract and the rights, obligations and interests of the Employee hereunder may not be sold, assigned, transferred, pledged or hypothecated.

         15. Entire Agreement. This Agreement contains the entire agreement and supersedes all prior agreements and understandings, oral or written, with respect to the subject matter hereof. This Agreement may be changed only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge is sought.

         16.      Construction and Interpretation.

         (a) This Agreement shall be construed pursuant to and governed by the laws of the State of New York.

         (b) The headings of the various sections in this Agreement are inserted for convenience of the parties and shall not affect the meaning, construction or interpretation of this Agreement.

         (c) Any provision of this Agreement which is determined by a court of competent jurisdiction to be prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction. In any such case, such determination shall not affect any other provision of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect. If any provision or term of this Agreement is susceptible to two or more constructions or interpretations, one or more of which would render the provision or term void or unenforceable, the parties agree that a construction or interpretation which renders the term or provision valid shall be favored.

         17. Notice. All notices which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy or similar electronic transmission method; one working day after it is sent, if sent by recognized expedited delivery service; and five days after it is sent, if mailed, first class mail, certified mail, return receipt requested, with postage prepaid. In each case notice shall be sent to:

         To the Employer:           Redstone Securities, Inc.
                                    8214 Westchester, Suite 500
                                    Dallas, Texas 75225
                                    Attn:  Robert A. Shuey, III
                                    Telecopy:  (214) 987-2091

                                    With a copy to:
                                    Maurice J. Bates, Esq.
                                    8214 Westchester, Suite 500
                                    Dallas, Texas 75225
                                    Telecopy:  (214) 987-2091

         To the Employee at his address herein first above written.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                                     REDSTONE SECURITIES, INC.


                             By: Robert A. Shuey III
                           Name: Robert A. Shuey, III
                         Title: Chief Executive Officer

                                    EMPLOYEE:


                               /s/ Thomas Laundrie
                                 Thomas Laundrie

                             AMENDMENT TO AGREEMENT
                                       AND
                             PLAN OF REORGANIZARION

WHEREAS, the undersigned are parties to a certain Agreement and Plan of Reorganization dated November 6, 1998; and

         WHEREAS, Article 3.1(a)(2) and Article 8.4 set forth the terms of conversion and disposition of the Equity Subordinated Lender Shares; and

         WHEREAS, the parties desire to amend said articles as follows:


         1. The Equity subordinated Lender Shares held ten shares each by EMH Enterprises, Richard Belz, Thomas Laundire and Gary Purcell shall be delivered along with a stock power endorsed in blank to Charles M. O'Rourke, Esq. to be held in escrow until said escrow agent receives evidence that the NASD Equity Subordinated Loans to Redstone Securities, Inc. by lenders is paid in full. Upon such evidence of payment, the 40 Equity subordinated Lender Shares shall be delivered by the escrow agent to the Company and such shares shall be cancelled without further consideration to the Lenders.


         2. All references in the above stated articles to the cancellation of the Equity Subordinated Lender Shares at the Effective Time is hereby amended to read that such Shares shall be cancelled at the time of payoff of the Equity Subordinated Loans outstanding held by said Lenders.


         IN WITNESS WHEREOF, the Acquiror, the Merger Sub and the Company have executed or caused this Amended agreement to be executed effective this 3rd day of February 1999.

                                  EUROMED, Inc.
                          By: /s/ Robert A. Shuey, III
                           Name: Robert A. Shuey, III
                         Title: Chief Executive Officer

                           REDSTONE ACQUISITION CORP.
                          By: /s/ Robert A. Shuey, III
                           Name: Robert A. Shuey, III
                         Title: Chief Executive Officer

                           REDSTONE SECURITIES, INC..
                       By: /s/ Thomas Laundrie, President
                              Name: Thomas Laundrie
                                Title: President

                              Agreed and Accepted:
                                /s/ Richard Belz
                                  Richard Belz

                               /s/ Thomas Laundrie
                                 Thomas Laundrie

                                /s/ Gary Purcell
                                  Gary Purcell

                                 EMH ENTERPRISES


                         By: /s/ Abe Fishman____________
                                   Abe Fishman